                                                                     EXHIBIT 2.1

                AGREEMENT AND PLAN OF MERGER DATED JULY 1, 2001

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                         AGREEMENT AND PLAN OF MERGER



                                 by and among


                               VALUECLICK, INC.,


                         MARS ACQUISITION CORPORATION


                                      and


                                MEDIAPLEX, INC.



                                  Dated as of

                                 July 1, 2001


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

ARTICLE 1 DEFINITIONS AND
 INTERPRETATION..................................................................................................................  1
     Section 1.1    Definitions..................................................................................................  1
     Section 1.2    Interpretation...............................................................................................  9

ARTICLE 2 THE MERGER............................................................................................................. 10
     Section 2.1    The Merger................................................................................................... 10
     Section 2.2    Effective Time............................................................................................... 11
     Section 2.3    Effects of the Merger........................................................................................ 11
     Section 2.4    Certificate of Incorporation and Bylaws of the Surviving Corporation......................................... 11
     Section 2.5    Directors and Officers of the Surviving Corporation.......................................................... 11
     Section 2.6    Closing...................................................................................................... 11

ARTICLE 3 EFFECTS OF THE MERGER ON THE COMPANY'S CAPITAL STOCK; EXCHANGE OF CERTIFICATES......................................... 11
     Section 3.1    Effect on Company Capital Stock.............................................................................. 11
     Section 3.2    Conversion of Merger Sub Capital Stock....................................................................... 12
     Section 3.3    Cancellation of Treasury Stock and Parent-Owned Stock........................................................ 12
     Section 3.4    Exchange of Certificates..................................................................................... 12
     Section 3.5    No Fractional Shares......................................................................................... 13
     Section 3.6    Termination of Exchange Fund................................................................................. 14
     Section 3.7    Certain Adjustments.......................................................................................... 14
     Section 3.8    Company Stock Option Plans; Company ESPP..................................................................... 14

ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF THE COMPANY.......................................................................... 16
     Section 4.1    Organization; Qualification.................................................................................. 16
     Section 4.2    Subsidiaries and Affiliates.................................................................................. 16
     Section 4.3    Capitalization............................................................................................... 16
     Section 4.4    Authorization, Validity of Agreement, Company Action......................................................... 17
     Section 4.5    Board Approvals Regarding Transactions....................................................................... 18
     Section 4.6    Vote Required................................................................................................ 18
     Section 4.7    Consents and Approvals, No Violations........................................................................ 18
     Section 4.8    Reports and Financial Statements............................................................................. 18
     Section 4.9    No Undisclosed Liabilities................................................................................... 19
     Section 4.10   Absence of Certain Changes................................................................................... 19
     Section 4.11   Litigation................................................................................................... 19
     Section 4.12   Employee Benefit Plans....................................................................................... 20
     Section 4.13   Tax Matters.................................................................................................. 22
     Section 4.14   Environmental Laws........................................................................................... 24
     Section 4.15   Intellectual Property........................................................................................ 24
     Section 4.16   Employment Matters........................................................................................... 26
     Section 4.17   Compliance with Laws......................................................................................... 27
     Section 4.18   Contracts and Commitments.................................................................................... 27
     Section 4.19   Information Supplied......................................................................................... 28
     Section 4.20   Opinion of Financial Advisor................................................................................. 28
     Section 4.21   Absence of Questionable Payments............................................................................. 28
     Section 4.22   Insider Interests............................................................................................ 28

     Section 4.23   Brokers or Finders........................................................................................... 29

ARTICLE 5 REPRESENTATIONS AND WARRANTIES OF Parent AND Merger Sub................................................................ 29
     Section 5.1    Organization................................................................................................. 29
     Section 5.2    Capitalization............................................................................................... 29
     Section 5.3    Authorization, Validity of Agreement, Necessary Action....................................................... 30
     Section 5.4    Consents and Approvals, No Violations........................................................................ 30
     Section 5.5    Share Ownership.............................................................................................. 30
     Section 5.6    Vote Required................................................................................................ 30
     Section 5.7    Parent SEC Documents; Parent Financial Statements............................................................ 31
     Section 5.8    Absence of Certain Changes................................................................................... 31
     Section 5.9    Litigation................................................................................................... 31
     Section 5.10   Disclosure Documents......................................................................................... 32
     Section 5.11   No Undisclosed Liabilities................................................................................... 32
     Section 5.12   Brokers or Finders........................................................................................... 32

ARTICLE 6 COVENANTS.............................................................................................................. 32
     Section 6.1    Interim Operations of the Company............................................................................ 32
     Section 6.2    Access; Confidentiality...................................................................................... 35
     Section 6.3    Reasonable Efforts........................................................................................... 36
     Section 6.4    No Solicitation of Competing Transaction..................................................................... 37
     Section 6.5    Publicity.................................................................................................... 39
     Section 6.6    Notification of Certain Matters.............................................................................. 39
     Section 6.7    Directors' and Officers' Insurance and Indemnification....................................................... 39
     Section 6.8    State Takeover Laws.......................................................................................... 40
     Section 6.9    NNM Listing of Additional Shares Application................................................................. 40
     Section 6.10   Termination of Company Benefit Plan.......................................................................... 40
     Section 6.11   Employee Benefits............................................................................................ 40

ARTICLE 7 ADDITIONAL AGREEMENTS.................................................................................................. 41
     Section 7.1    Preparation of the Registration Statement and the Joint Proxy Statement/Prospectus; Stockholders' Meeting.... 41
     Section 7.2    Tax Treatment................................................................................................ 43
     Section 7.3    Composition of Board of Directors of Parent.................................................................. 43

ARTICLE 8 CONDITIONS............................................................................................................. 43
     Section 8.1    Conditions to Each Party's Obligation to Effect the Merger................................................... 43
     Section 8.2    Conditions to Parent's and Merger Sub's Obligations to Effect the Merger..................................... 44
     Section 8.3    Conditions to Company's Obligations to Effect the Merger..................................................... 45

ARTICLE 9 TERMINATION............................................................................................................ 45
     Section 9.1    Termination.................................................................................................. 45
     Section 9.2    Effect of Termination........................................................................................ 47
     Section 9.3    Method of Termination........................................................................................ 47

ARTICLE 10 MISCELLANEOUS......................................................................................................... 47
     Section 10.1   Fees and Expenses............................................................................................ 47

     Section 10.2   Amendment and Modification................................................................................... 48
     Section 10.3   Non-survival of Representations and Warranties............................................................... 48
     Section 10.4   Notices...................................................................................................... 48
     Section 10.5   Counterparts................................................................................................. 49
     Section 10.6   Entire Agreement; No Third Party Beneficiaries............................................................... 49
     Section 10.7   Severability................................................................................................. 49
     Section 10.8   Governing Law................................................................................................ 49
     Section 10.9   Enforcement.................................................................................................. 49
     Section 10.10  Extension, Waiver............................................................................................ 50
     Section 10.11  Assignment................................................................................................... 50

                         AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER, dated as of July 1, 2001 (this "Agreement"), by and among ValueClick, Inc., a Delaware corporation ("Parent"), Mars Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), and Mediaplex, Inc., a Delaware corporation (the "Company"). Capitalized terms used and not otherwise defined herein have the meanings set forth in Article 1.

     WHEREAS, the board of directors of each of Parent, Merger Sub and the Company has approved, and deems it fair, advisable and in the best interests of each respective corporation and its stockholders, to consummate the acquisition of the Company by Parent upon the terms and subject to the conditions set forth in this Agreement;

     WHEREAS, the board of directors of each of Parent, Merger Sub and the Company has approved this Agreement and the Merger in accordance with the DGCL and upon the terms and subject to the conditions set forth in this Agreement;

     WHEREAS, the board of directors of the Company has determined that this Agreement is advisable, and that the consideration to be paid for each Share in the Merger is fair to the holders of such Shares, and has resolved to recommend that the holders of such Shares adopt this Agreement and approve each of the Transactions upon the terms and subject to the conditions set forth in this Agreement;

     WHEREAS, as a condition and inducement to each party's entering into this Agreement and incurring the obligations set forth herein, each of the Major Stockholders, concurrently with the execution and delivery of this Agreement, is entering into a Voting Agreement; and

     WHEREAS, for United States federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Code and this Agreement is adopted as a plan of reorganization within the meaning of Section 368(a) of the Code.

     NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants in this Agreement, the parties hereto, intending to be legally bound, agree as follows:


                                   ARTICLE 1

                        DEFINITIONS AND INTERPRETATION

     Section 1.1  Definitions.  For all purposes of this Agreement, except as
                  -----------
otherwise expressly provided or unless the context clearly requires otherwise:

     "Acquisition Proposal" shall mean any offer or proposal (other than an offer or proposal by Parent) providing for any Acquisition Transaction.

     "Acquisition Transaction" shall mean any transaction or series of related transactions, other than the transactions contemplated by this Agreement, involving: (i) any acquisition or purchase from the Company by any Person or Group of more than a fifteen percent interest in the total outstanding voting securities of the Company or any of its subsidiaries, or any tender offer or exchange offer that if consummated would result in any Person or Group beneficially owning fifteen percent or more of the total outstanding voting securities of the Company or any of its Subsidiaries, or any merger, consolidation, business combination or similar transaction involving the Company pursuant to which the stockholders of the Company immediately preceding such transaction would hold less than eighty-five percent of the equity interests in the surviving or resulting entity of such transaction; (ii) any sale, lease (other than in the ordinary course of business), exchange, transfer, license (other than in the ordinary course of business), acquisition or disposition of more than fifteen percent of the assets of the Company; or (iii) any liquidation or dissolution of the Company.

     "Affiliate" has the meaning set forth in Rule 12b-2 of the Exchange Act.

     "Agreement" means this Agreement and Plan of Merger, including (unless the context otherwise requires) the exhibits and the Company Disclosure Letter and the certificates and instruments delivered in connection herewith, or incorporated by reference, as the same may be amended or supplemented from time to time in accordance with the terms hereof.

     "Balance Sheet" means the most recent consolidated balance sheet of the Company and its Subsidiaries included in the Financial Statements.

     "Balance Sheet Date" means the date of the Balance Sheet.

     "Benefit Plan" means any employee benefit fund, plan, program, arrangement or contract (including any "pension" plan, fund or program, as defined in Section 3(2) of ERISA, and any "employee benefit plan," as defined in Section 3(3) of ERISA and any plan, program, arrangement or contract providing for severance; medical, dental or vision benefits; life insurance or death benefits; disability benefits, sick pay or other wage replacement; vacation, holiday or sabbatical; pension or profit-sharing benefits; stock options or other equity compensation; bonus or incentive pay or other material fringe benefits), whether written or not.

     "Business Day" means any day other than a Saturday, a Sunday or a day on which commercial banks in The City of New York are permitted or obligated by law, rule or regulation to be closed.

     "California Parent" has the meaning ascribed to it in Section 4.13(j).

     "Certificate" means a certificate representing, immediately prior to the effective time, one or more shares of Company Common Stock.

     "Certificate of Merger" means a certificate of merger, to be reasonably agreed upon by Parent, Merger Sub, and the Company and filed with the Secretary of State of the State of Delaware as provided in the DGCL, pursuant to Section 2.2.

     "Change in the Company Recommendation" means any of the actions referred to in Section 6.4(b).

     "Closing" means the closing referred to in Section 2.6.

     "Closing Date" means the date and time at which the Closing occurs.

     "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

     "Company" has the meaning ascribed to it in the forepart of this Agreement.

     "Company Agreement" means any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which the Company or any Company Subsidiary is a party or by which any of them or any of their properties or assets may be bound.

     "Company Benefit Plan" means any Benefit Plan maintained, sponsored or contributed to or required to be contributed to by the Company or any Company Subsidiary.

     "Company Common Stock" means the common stock, par value $.0001 per share, of the Company.

     "Company Disclosure Letter" means the disclosure letter, dated the date of this Agreement, prepared and signed by the Company and delivered to Merger Sub simultaneously with the execution of this Agreement.

     "Company ERISA Affiliate" means the Company, any Company Subsidiary and any other trade or business (whether or not incorporated) that is or was under "common control" with the Company or a Company Subsidiary (within the meaning of ERISA Section 4001) or with respect to which the Company or any Company Subsidiary could otherwise incur liability under Title IV of ERISA.

     "Company ESPP" has the meaning ascribed to it in Section 4.3(a).

     "Company Expenses" means an amount equal to the actual and reasonably documented out-of-pocket fees and expenses incurred by the Company in connection with the Merger, this Agreement and the consummation of the Transactions (provided that such reimbursable out-of-pocket fees and expenses shall not exceed one-fourth of the Termination Fee).

     "Company Intellectual Property" means all Intellectual Property owned by the Company including, without limitation, any or all of the following and all rights in, arising out of, or associated therewith that are currently being or formerly were used in or necessary for the conduct of the business of the Company as presently or proposed to be conducted: (a) all United States, international and foreign patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof; (b) all inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data and customer lists, and all documentation relating to any of the foregoing; (c) all copyrights, copyrights registrations and applications therefor, and all other rights corresponding thereto throughout the world; (d) all industrial designs and any registrations and applications therefor throughout the world; (e) all trade names, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor throughout the world; (f) all databases and data collections and all rights therein throughout the world; and (g) any similar or equivalent rights to any of the foregoing anywhere in the world.

     "Company Major Stockholders" means the Persons listed on Annex 1 to this Agreement.

     "Company Option" means an option to purchase Shares that has been granted by the Company and is outstanding at the Effective Time.

     "Company Preferred Stock" means the preferred stock, par value $0.0001, of the Company.

     "Company SEC Documents" means each form, report, schedule, statement and other document filed by the Company since November 19, 1999 through the date of this Agreement under the Exchange Act or the Securities Act, including any amendment to such document, whether or not such amendment is required to be so filed.

     "Company Stockholder Approval" has the meaning ascribed to it in Section
4.6.

     "Company Stockholders' Meeting" has the meaning ascribed to it in Section 7.1(b).

     "Company Stock Plans" means the Amended and Restated 1999 Stock Plan of the Company and the Company ESPP.

     "Company Subsidiary" means each Person that is a Subsidiary of the Company.

     "Company's knowledge" or "best knowledge of the Company" means the knowledge that the directors and officers of the Company having responsibility for the particular subject matter at issue have or would possess after reasonable investigation and inquiry.

     "Confidentiality Agreement" means the confidentiality agreement, dated May 22, 2001, between the Company and Parent.

     "Copyrights" means U.S. and foreign registered and unregistered copyrights (including those in computer software and databases), rights of publicity and all registrations and applications to register the same.

     "Delaware Sub" has the meaning ascribed to it in Section 4.13(j).

     "DGCL" means the General Corporation Law of the State of Delaware.

     "Effective Time" means the date and time at which the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware or such other date and time as is agreed upon by the parties and specified in the Certificate of Merger.

     "Environmental Claim" means any claim, action, investigation or notice by any Person or entity alleging potential liability for investigatory, cleanup or governmental response costs, or natural resources or property damages, or personal injuries, attorney's fees or penalties relating to (i) the presence, or release into the environment, of any Materials of Environmental Concern at any location owned or operated by the Company or any Company Subsidiary, now or in the past, or (ii) any violation, or alleged violation, of any Environmental Law.

     "Environmental Law" means each federal, state, local and foreign Law and regulation relating to pollution, protection or preservation of human health or the environment including ambient air, surface water, ground water, land surface or subsurface strata, and natural resources, and including each Law and regulation relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the generation, storage, containment (whether above ground or underground), disposal, transport or handling of Materials of Environmental Concern, or the preservation of the environment or mitigation of adverse effects thereon and each law and regulation with regard to record keeping, notification, disclosure and reporting requirements respecting Materials of Environmental Concern.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the applicable rules and regulations thereunder.

     "Exchange Agent" means the bank or trust company designated by Parent to act as exchange agent for the holders of the Shares pursuant to Section 3.4(a).

     "Exchange Fund" has the meaning ascribed to it in Section 3.6.

     "Exchange Ratio" has the meaning ascribed to it in Section 3.1.

     "Financial Advisor" has the meaning ascribed to it in Section 4.20.

     "Financial Statements" means each of (i) the audited consolidated financial statements and unaudited condensed consolidated interim financial statements of the Company (including any related notes and schedules) included (or incorporated by reference) in the Company SEC Documents and (ii) the unaudited interim financial statements of the Company through the period ended March 31, 2001.

     "GAAP" means generally accepted accounting principles in the United States as in effect from time to time.

     "Governmental Entity" means a court, arbitral tribunal, administrative agency or commission or other governmental or other regulatory authority or agency or any Person exercising the authority of any of the foregoing.

     "Group" shall have the meaning ascribed to it in Section 13(d) of the Exchange Act and the rules and regulations thereunder.

     "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     "IRS" means the United States Internal Revenue Service or any successor agency performing similar functions under the Code.

     "Indemnified Party" means each present and former officer and director of the Company or a Company Subsidiary, and each Person who becomes any of the foregoing prior to the Effective Time.

     "Intellectual Property" means all of the following: Trademarks, Patents, Copyrights, Trade Secrets and Licenses.

     "Joint Proxy Statement/Prospectus" has the meaning ascribed to it in
Section 7.1(a).

     "Law" means any law, statute, order, decree, consent decree, judgement, rule, regulation, ordinance or other pronouncement having the effect of law whether in the United States, any foreign country, or any domestic or foreign state, county, city or other political subdivision or of any Governmental Entity.

     "Licenses" means all licenses and agreements pursuant to which the Company has acquired rights in or to any Trademarks, Patents, or Copyrights, or licenses and agreements pursuant to which the Company has licensed or transferred the right to use any of the foregoing.

     "Lien" means any mortgage, pledge, assessment, security interest, lease, lien, easement, license, covenant, condition, restriction, adverse claim, levy, charge, option, equity, adverse claim or restriction or other encumbrance of any kind, or any conditional sale contract, title retention contract or other contract to give any of the foregoing, except for any restrictions on transfer generally arising under any applicable federal or state securities law.

     "Major Stockholder" means either a Company Major Stockholder or a Parent Major Stockholder.

     "Material Adverse Effect" means a material adverse effect on or development with respect to (a) the business, condition (financial or otherwise), assets or results of operations of a Person and its Subsidiaries, taken as a whole, or (b) the ability of such Person to timely consummate any of the Transactions, but shall not include a material adverse effect or development arising out of, related to or otherwise by virtue of (i) changes in the economy generally, (ii) changes in the online advertising business generally (so long as such changes do not disproportionately affect such Person and its Subsidiaries, taken as a whole), (iii) a decline in the market price of such Person's securities in the capital markets, (iv) changes resulting from the announcement of the execution of, or compliance with, the terms of this Agreement or the pendency of the Transactions.

     "Materials of Environmental Concern" means pollutants, contaminants, toxic or hazardous substances, materials and wastes, petroleum and petroleum products, asbestos and asbestos-containing materials, polychlorinated biphenyls, radon and lead or lead-based paints and materials.

     "Merger" means the merger of Merger Sub into the Company referred to in
Section 2.1.

     "Merger Sub" has the meaning ascribed to it in the forepart of this Agreement.

     "Merger Sub Common Stock" means common stock, par value $0.001 per share, of Merger Sub.

     "NNM" means the distinct tier of the Nasdaq Stock Market referred to as the Nasdaq National Market.

     "Parent" has the meaning ascribed to it in the forepart of this Agreement.

     "Parent Balance Sheet Date" has the meaning ascribed to it in Section 5.8.

     "Parent Common Stock" means shares of common stock, par value $0.001 per share, of Parent.

     "Parent Expenses" means an amount equal to the actual and reasonably documented out-of-pocket fees and expenses incurred by Parent in connection with the Merger, this Agreement and the consummation of the Transactions (provided that such reimbursable out-of-pocket fees and expenses shall not exceed one-fourth of the Termination Fee).

     "Parent Financial Statements" means each of (i) the audited consolidated financial statements and unaudited condensed consolidated interim financial statements of Parent (including any related notes and schedules) included (or incorporated by reference) in Parent SEC Documents and (ii) the unaudited interim financial statements of the Company through the period ended March 31, 2001.

     "Parent Major Stockholders" means the Persons listed on Annex 2 to this Agreement.

     "Parent Option" means an option to purchase shares of Parent Common Stock.

     "Parent Preferred Stock" means the preferred stock, par value $0.001 per share, of Parent.

     "Parent SEC Documents" means each form, report, schedule, statement and other document filed by Parent since March 31, 2000 through the date of this Agreement under the Exchange Act or the Securities Act, including any amendment to such document, whether or not such amendment is required to be so filed.

     "Parent Stockholder Approval" has the meaning ascribed to it in Section
5.6.

     "Parent Stockholders' Meeting" has the meaning ascribed to it in Section 7.1(c).

     "Patents" means issued U.S. and foreign patents and pending patent applications, patent disclosures, and any and all divisions, continuations, continuations-in-part, reissues, reexaminations, and extension thereof, any counterparts claiming priority therefrom, utility models, patents of importation/confirmation, certificates of invention and like statutory rights.

     "PBGC" means the Pension Benefit Guaranty Corporation.

     "Person" means a natural person, partnership (general or limited), corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Entity or other entity or organization.

     "Product" means any product designed, manufactured, shipped, sold, marketed, distributed and/or otherwise introduced into the stream of commerce by or on behalf of the Company or any Company Subsidiary, including any product sold in the United States by the Company or any Company Subsidiary as the distributor, agent, or pursuant to any other contractual relationship with a non-U.S. manufacturer.

     "Purchase Rights" means rights to purchase shares of Company Common Stock under the Company ESPP.

     "Qualifying Amendment" means an amendment or supplement to the Joint Proxy Statement/Prospectus or Registration Statement (including by incorporation by reference) to the extent it contains (i) a change in the recommendation of the board of directors of the Company as a result of the Company's board of directors concluding that a Superior Proposal has been made, (ii) a statement of the reasons of the board of directors of the Company for making such change in its recommendation and (iii) additional information reasonably related to the foregoing.

     "Registration Statement" means any registration statement on Form S-4 or other appropriate registration form to be filed with the SEC by Parent in connection with the offer and issuance of Parent Common Stock in or as a result of the Merger.

     "SEC" means the United States Securities and Exchange Commission.

     "Securities Act" means the Securities Act of 1933, as amended, and the applicable rules and regulations thereunder.

     "Severance Agreements" means employment and severance agreements and arrangements, as amended through the date of this Agreement, with respect to employees and former employees of the Company or any Company Subsidiary.

     "Share" means a share of Company Common Stock.

     "Subsidiary" means, with respect to any Person, any corporation or other organization, whether incorporated or unincorporated, of which (a) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is, directly or indirectly, owned or controlled by such Person or by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries or
(b) such Person or any other Subsidiary of such Person is a general partner (excluding any such partnership where such Person or any Subsidiary of such Person does not have a majority of the voting interest in such partnership).

     "Superior Proposal" shall mean any bona fide, unsolicited written Acquisition Proposal for the outstanding shares of Company Common Stock on terms that the board of directors of the Company determines in good faith, after considering the advice of a financial advisor of nationally recognized reputation and taking into account all the terms and conditions of the Acquisition Proposal, are more favorable to the Company's stockholders than the terms of the Merger; provided, however, that any such offer shall not be deemed to be a "Superior Proposal" pursuant hereto if any financing required to consummate the transaction contemplated by such offer is both not committed and not likely, in the judgment of the board of directors of the Company, to be obtained by such third party on a timely basis.

     "Surviving Corporation" has the meaning ascribed to it in Section 2.1.

     "Tax" or "Taxes" means all taxes, charges, fees, duties, levies, penalties or other assessments imposed by any federal, state, local or foreign governmental authority, including income, gross receipts, excise, property, sales, gain, use, license, custom duty, unemployment, capital stock, transfer, franchise, payroll, withholding, social security, minimum estimated, and other taxes, and shall include interest, penalties or additions attributable thereto.

     "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

     "Termination Fee" means $ 1,996,893.00.

     "Trademarks" means U.S. and foreign registered and unregistered trademarks, trade dress, service marks, logos, trade names, corporate names and all registrations and applications to register the same.

     "Trade Secrets" means all categories of trade secrets as defined in the Uniform Trade Secrets Act including business information.

     "Transactions" means the transactions provided for or contemplated by this Agreement and the Voting Agreements, including the Merger.

     "Transferred Company Employee" has the meaning ascribed to it in Section 6.11.

     "Voting Agreement" means each agreement, dated as of the date of this Agreement, among a Major Stockholder and Parent and Merger Sub or the Company, as the case may be, pursuant to which such Major Stockholder has agreed, among other things, to grant Parent or the Company, as the case may be, a proxy with respect to the voting of such Major Stockholder's Shares, upon the terms and subject to the conditions set forth therein.

     "Voting Debt" means indebtedness having general voting rights and debt convertible into securities having such rights.

     "WARN Act" means of the Worker Adjustment and Retaining Notification Act of 1988.

     Section 1.2    Interpretation.
                    --------------

     (a) When a reference is made in this Agreement to a section or article, such reference shall be to a section or article of this Agreement unless otherwise clearly indicated to the contrary.

     (b) Whenever the words "include," "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation."

     (c) The words "hereof," "herein" and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, paragraph, exhibit and schedule references are to the articles, sections, paragraphs, appendix and schedules of this Agreement unless otherwise specified.

     (d) The plural of any defined term shall have a meaning correlative to such defined term, and words denoting any gender shall include all genders and the neuter. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning.

     (e) A reference to any party to this Agreement or any other agreement or document shall include such party's successors and permitted assigns.

     (f) A reference to any legislation or to any provision of any legislation shall include any modification, amendment or re-enactment thereof, any legislative provision substituted therefor and all regulations and statutory instruments issued under or pursuant to such legislation.

     (g) The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

     (h) No prior draft of this Agreement nor any course of performance or course of dealing shall be used in the interpretation or construction this Agreement.


                                   ARTICLE 2

                                  THE MERGER

     Section 2.1  The Merger.  Subject to the satisfaction or waiver of all of
                  ----------
the conditions set forth in Article 8, at the Effective Time, Merger Sub shall merge with and into the Company. As of the Effective Time, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation (sometimes referred to as the "Surviving Corporation") in the Merger. The Surviving Corporation shall continue to be governed by the laws of the State of Delaware in accordance with the DGCL, and shall succeed to and assume all the rights, privileges, immunities, properties, powers and franchises of the Company and Merger Sub in accordance with the DGCL.

     Section 2.2    Effective Time.  Subject to the provisions of this
                    --------------
Agreement, at the Closing, the parties shall cause the Merger to be consummated by filing with the Secretary of State of the State of Delaware the Certificate of Merger executed in accordance with the relevant provisions of the DGCL and shall make all other filings or recordings required under the DGCL. The Merger shall become effective at the Effective Time.

     Section 2.3    Effects of the Merger.  The Merger shall have the effects
                    ---------------------
set forth in Section 259 of the DGCL.

     Section 2.4    Certificate of Incorporation and Bylaws of the Surviving
                    --------------------------------------------------------
Corporation.  At the Effective Time, subject to the requirements of Section 2.1
-----------
and Section 6.7, the certificate of incorporation of the Company shall be amended and restated to read the same as the certificate of incorporation of Merger Sub immediately prior to the Effective Time, except that the name of the corporation shall be Mediaplex, Inc., and as so amended shall be the certificate of incorporation of the Surviving Corporation, until thereafter amended in accordance with applicable law. At the Effective Time, subject to the requirements of Section 2.1 and Section 6.7, the bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation, until thereafter amended in accordance with applicable law.

     Section 2.5    Directors and Officers of the Surviving Corporation.  At the
                    ---------------------------------------------------
Effective Time, the individuals identified on Schedule 2.5 shall, from and after the Effective Time, be the directors and officers, respectively, of the Surviving Corporation until their successors shall have been duly elected or appointed or qualified or until their earlier death, resignation or removal in accordance with the certificate of incorporation and the bylaws of the Surviving Corporation. If, at the Effective Time, a vacancy shall exist on the board of directors of the Surviving Corporation or in any office of the Surviving Corporation, such vacancy may thereafter be filled in the manner provided by law and the bylaws of the Surviving Corporation.

     Section 2.6    Closing.  The closing of the Merger shall take place at
                    -------
10:00 a.m. (local time) on a date to be agreed upon by the parties, and if such date is not agreed upon by the parties, the Closing shall occur on the second Business Day after satisfaction or waiver of all of the conditions set forth in
Article 8, at the offices of Brobeck, Phleger & Harrison, LLP, Spear Street Tower, One Market Street, San Francisco, California 94105.


                                   ARTICLE 3

                    EFFECTS OF THE MERGER ON THE COMPANY'S
                    CAPITAL STOCK; EXCHANGE OF CERTIFICATES

     Section 3.1    Effect on Company Capital Stock.  As of the Effective Time,
                    -------------------------------
by virtue of the Merger and without any action on the part of the holders of any shares of Company Common Stock, each issued and outstanding share of Company Common Stock (other than any shares of Company Common Stock to be cancelled pursuant to Section 3.3) shall be converted into the right to receive 0.4113 (the "Exchange Ratio") fully paid and nonassessable shares of Parent Common Stock. As of the Effective Time, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist.

As of the Effective Time, without any action on the part of Parent, the Company or the holder of such share of Company Common Stock, each Certificate shall be deemed to represent that number of shares of Parent Common Stock determined by multiplying the shares of Company Common Stock represented by such Certificate by the Exchange Ratio. Each holder of a Certificate shall cease to have any rights with respect thereto, except the right to receive, upon the surrender of any such Certificates, certificates representing the shares of Parent Common Stock to be issued or paid in consideration therefor upon surrender of such Certificate in accordance with Section 3.4 without interest.

     Section 3.2    Conversion of Merger Sub Capital Stock.  As of the Effective
                    --------------------------------------
Time, by virtue of the Merger and without any further action on the part of the holders of any shares of Merger Sub Common Stock, each issued and outstanding share of Merger Sub Common Stock shall be converted into and become one fully paid and nonassessable share of Common Stock, par value $0.001 per share, of the Surviving Corporation.

     Section 3.3    Cancellation of Treasury Stock and Parent-Owned Stock.  Each
                    -----------------------------------------------------
share of Company Common Stock owned by the Company as treasury stock, any Company Subsidiary, Parent, Merger Sub or any other wholly-owned Subsidiary of Parent (other than shares in trust accounts, managed accounts, custodial accounts and the like that are beneficially owned by third parties) shall be cancelled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

     Section 3.4    Exchange of Certificates.
                    ------------------------

     (a) Parent shall designate the Exchange Agent to act as agent for the holders of the Shares in connection with the Merger and to receive in trust the shares of Parent Common Stock and funds to which holders of the Shares shall become entitled pursuant to this Article 3. At the Effective Time, Parent shall deposit, or cause to be deposited, with the Exchange Agent for the benefit of holders of Shares the aggregate consideration to which such holders shall be entitled at the Effective Time pursuant to Section 3.1.

     (b) As soon as reasonably practicable after the Effective Time, Parent shall cause the Exchange Agent to mail to each holder of record of one or more Certificates, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions not inconsistent with this Agreement as Parent may reasonably specify) and (ii) instructions for effecting the surrender of Certificates in exchange for certificates representing shares of Parent Common Stock together with any dividends and other distributions with respect thereto and any cash in lieu of fractional shares. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may be reasonably required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Parent Common Stock to which the holder is entitled to receive pursuant to this Article 3, and the Certificate so surrendered shall be cancelled. If certificates representing shares of Parent Common Stock are to be registered in the name of a Person other than the Person in whose name the surrendered Certificate is registered, it shall be a condition to the issuance of such certificates representing shares of Parent Common Stock that the Certificate so surrendered shall be properly indorsed or shall be otherwise in proper form for transfer and that the Person requesting such payment shall have paid any transfer and other Taxes required by reason of the issuance of certificates representing shares of Parent Common Stock to a Person other than the registered holder of the Certificate surrendered or shall have established to the satisfaction of Parent that such Tax either has been paid or is not applicable.

     (c) At the close of business on the day during which the Effective Time occurs, the stock transfer books of the Company shall be closed, and thereafter there shall be no further registration of transfers of shares of Company Common Stock on the records of the Company.

     (d) No dividends or other distributions with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 3.5, until the surrender of such Certificate in accordance with this Article 3. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the holder thereof, without interest, (i) promptly after the time of such surrender, the amount of any cash payable in lieu of fractional shares of Parent Common Stock to which such holder is entitled pursuant to Section 3.5 and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such shares of Parent Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time and a payment date subsequent to such surrender payable with respect to such shares of Parent Common Stock.

     (e) All shares of Parent Common Stock issued upon the surrender for exchange of Certificates in accordance with the terms of this Article 3 (including any cash paid pursuant to Section 3.4(d) or 3.5) shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to the Shares formerly represented by such Certificates, subject, however, to the obligation of the Surviving Corporation, as applicable, to pay any dividends or make any other distributions with a record date prior to the Effective Time that may have been declared or made by Company on such Shares in accordance with the terms of this Agreement and that remain unpaid at the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Exchange Agent for any reason, they shall be canceled and exchanged as provided in this Article 3, except as otherwise provided by law.

     Section 3.5  No Fractional Shares.  No certificates representing fractional
                  --------------------
shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a stockholder of Parent. Notwithstanding any other provision of this Agreement, each holder of Shares converted pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Parent Common Stock (after taking into account all Certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to the product of (i) such fraction multiplied by (ii) the closing price of a share of Parent Common Stock on the day during which the Effective Time occurs, as reported on the NNM.

     Section 3.6    Termination of Exchange Fund.  At any time following six
                    ----------------------------
months after the Effective Time, the Surviving Corporation shall be entitled to require the Exchange Agent to deliver to it any funds (including any earnings with respect thereto) that had been made available to the Exchange Agent and that have not been disbursed to holders of Certificates (the "Exchange Fund"), and thereafter such holders shall be entitled to look only to the Surviving Corporation (subject to abandoned property, escheat or other similar laws) with respect to the shares of Parent Common Stock, cash in lieu of fractional interests in a share of Parent Common Stock or any dividends or distributions with respect to shares of Parent Common Stock payable upon due surrender of their Certificates, without any interest thereon. Notwithstanding the foregoing, neither Parent, the Surviving Corporation nor the Exchange Agent shall be liable to any holder of a Certificate for shares of Parent Common Stock, cash in lieu of fractional interests in a share of Parent Common Stock or any dividends or distributions with respect to shares of Parent Common Stock delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. Any such shares, cash, dividends or distributions in respect of such Certificate shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any Person previously entitled thereto. The Exchange Agent shall invest any cash included in the Exchange Fund, as directed by Parent, on a daily basis. Any interest and other income resulting from such investments shall be paid to Parent.

     Section 3.7    Certain Adjustments.  If between the date hereof and the
                    -------------------
Effective Time, the outstanding shares of Company Common Stock or Parent Common Stock shall be changed into a different number of shares by reason of any reclassification, recapitalization, split-up, combination or exchange of shares, or any dividend payable in stock or other securities shall be declared thereon with a record date within such period, the Exchange Ratio shall be adjusted accordingly to provide to the holders of Company Common Stock the same economic effect as contemplated by this Agreement prior to such reclassification, recapitalization, split-up, combination, exchange or dividend.

     Section 3.8    Company Stock Option Plans; Company ESPP.
                    ----------------------------------------

     (a) As of the Effective Time, each outstanding Company Option shall thereafter entitle the holder thereof to receive, upon the exercise thereof, that number of shares of Parent Common Stock (rounded down to the nearest whole share) equal to the product of (i) the number of Shares subject to such Company Option immediately prior to the Effective Time and (ii) the Exchange Ratio, at an exercise price per share (rounded up to the nearest whole cent) equal to (y) the exercise price per Share subject to such Company Option divided by (z) the Exchange Ratio.

     (b) As of the Effective Time, Parent shall assume in full each Company Option, whether vested or unvested, together with the Company Stock Plans as provided in this Agreement. All Company Options shall be listed on Schedule 3.8. The assumption of a Company Option by Parent shall not (i) terminate or modify (except as required hereunder) any right of first refusal, right of repurchase, vesting schedule or other restriction on transferability relating to a Company Option or the stock issuable upon the exercise thereof, (ii) give the holders of Company Options any additional benefits which they did not have immediately prior to the Effective Time, or (iii) create any implied agreement for employment or service (in the case of an independent contractor). Continuous employment or service (in the case of an independent contractor) with the Company shall be credited to an optionee for purposes of determining the number of shares subject to exercise, vesting or repurchase after the Effective Time, and the provisions in the Company Stock Plans and/or in any stock option agreement evidencing the terms and conditions of any Company Option relating to the exercisability of any Company Option following termination of an optionee's employment or service shall not be deemed triggered until such time as such optionee shall be neither an employee or officer nor serving as a director or independent contractor of Parent or any Subsidiary of Parent. After such assumption, Parent shall issue, upon any partial or total exercise of any Company Option, in lieu of Shares, the number of shares of Parent Common Stock to which the holder of the Company Option is entitled pursuant to this Agreement.

     (c) At the Effective Time, Parent shall assume the outstanding offering periods under the Company ESPP, and all outstanding Purchase Rights shall be converted (in accordance with the Exchange Ratio) into rights to purchase shares of Parent Common Stock (with the number of shares rounded down to the nearest whole share and the purchase price as of the offering date for each offering period in effect as of the Effective Time rounded up to the nearest whole cent). All such converted Purchase Rights shall be assumed by Parent, and each offering period in effect under the Company ESPP immediately prior to the Effective Time shall be continued in accordance with the terms of the Company ESPP until the end of such offering period. The Company ESPP shall terminate or be merged into an employee stock purchase plan sponsored by Parent immediately following the exercise of the last assumed Purchase Right, and no additional Purchase Rights shall be granted under the Company ESPP following the Effective Time. All references to Company in the Company ESPP and related documents shall be deemed to refer to Parent (provided, that the purchase price as of the offering date for a relevant period shall be determined with respect to the fair market value of Company Common Stock on such date, as adjusted by Section 3.7).

     (d) Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for issuance upon exercise of Company Options assumed in accordance with this Section 3.8.

     (e) Parent shall file with the SEC, as soon as practicable following the Effective Time (but in no event more than 15 Business Days following the Effective Time), a registration statement on Form S-8 under the Securities Act, covering the shares of Parent Common Stock to be issued upon the exercise of Company Options issued under the Company Stock Plans that were assumed by Parent.

     (f) Prior to the Effective Time, the Company shall make such amendments, if any, to the Company Stock Plans as shall be necessary to permit such assumption in accordance with this Section 3.8. It is the intention of the parties that (i) the Company Options assumed by Parent shall qualify following the Effective Time as incentive stock options as defined in Section 422 or as rights under an employee stock purchase plan described in Section 423 (whichever is applicable) of the Code to the same extent the Company Options qualified immediately prior to the Effective Time, (ii) the assumption of Company Options provided by this Section 3.8 shall satisfy the conditions of Section 424(a) of the Code and (iii) the provisions of this Section 3.8 shall be applied consistent with this intent.

                                   ARTICLE 4

                              REPRESENTATIONS AND
                           WARRANTIES OF THE COMPANY

     Except as set forth in the Company Disclosure Letter, the Company represents and warrants to Parent and Merger Sub that all of the statements contained in this Article 4 are true and correct.

     Section 4.1    Organization; Qualification. The Company (a) is a
                    ---------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; (b) has all requisite corporate power and authority to carry on its business as it is now being conducted and to own, lease and operate its properties and assets; and (c) is duly qualified or licensed to do business as a foreign corporation in good standing in every jurisdiction in which such qualification is required, except for such failures to be so qualified or licensed and in good standing as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company. The Company has made available to Parent complete and correct copies of its certificate of incorporation and the bylaws, each as presently in effect.

     Section 4.2    Subsidiaries and Affiliates.  Section 4.2 of the Company
                    ---------------------------
Disclosure Letter sets forth the name, jurisdiction of incorporation and authorized and outstanding capital of each Company Subsidiary and the jurisdictions in which each Company Subsidiary is qualified to do business. The Company does not own, directly or indirectly, any capital stock or other equity securities of any corporation or have any direct or indirect equity or ownership interest in any business or other Person, other than publicly traded securities constituting less than five percent of the outstanding equity of the issuing entity. All the outstanding capital stock of each Company Subsidiary is, directly or indirectly, owned (of record and beneficially) by the Company free and clear of any Liens, and is validly issued, fully paid and nonassessable, and there are no outstanding options, rights or agreements of any kind relating to the issuance, sale or transfer of any capital stock or other equity securities of any such Company Subsidiary to any Person except the Company. Each Company Subsidiary (a) is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation; (b) has full corporate power and authority to carry on its business as it is now being conducted and to own the properties and assets it now owns; and (c) is duly qualified or licensed to do business as a foreign corporation in good standing in every jurisdiction in which such qualification is required, except for such failures to be so qualified or licensed and in good standing as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company. The Company has made available to Parent complete and correct copies of the certificate of incorporation, bylaws or similar organizational documents of each Company Subsidiary, as presently in effect. With respect to any exception to ownership set forth in Section 4.2 of the Company Disclosure Letter, such
Section 4.2 of the Company Disclosure Letter completely and correctly identifies the record and the beneficial owner of any such shares, whether such record or beneficial owner is an employee, agent or Affiliate of the Company, and any agreement, arrangement or understanding, whether written or oral, with respect to such ownership.

     Section 4.3    Capitalization
                    --------------

     (a) The authorized capital stock of the Company consists of 150,000,000 shares of Company Common Stock and 10,000,000 shares of Company Preferred Stock. of the close of business on June 19, 2001, (i) 36,108,932 shares of Company Common Stock are issued and outstanding and 858,542 shares of Company Common Stock are issued and held in the treasury of the Company; (ii) no shares of Company Preferred Stock are issued and outstanding and no shares of Company Preferred Stock are issued and held in the treasury of the Company, (iii) 14,649,037 shares of Company Common Stock are reserved for issuance upon exercise of Company Options under the Company Stock Plan, and (iv) 1,046,394 shares of Company Common Stock are reserved for issuance pursuant to the Company's 1999 Employee Stock Purchase Plan (the "Company ESPP"). Section 4.3(a) of the Company Disclosure Letter lists the holder of each outstanding Company Option, the number of Shares for which such Company Option is exercisable, the exercise price of such Company Option, the extent to which such Company Option will vest upon consummation of any of the Transactions. All the outstanding shares of the Company's capital stock are, and all shares of Company Common Stock which may be issued pursuant to the exercise of outstanding Company Options will be, when issued in accordance with the respective terms of such Company Option, duly authorized, validly issued, fully paid and nonassessable. There is no Voting Debt of the Company or any Company Subsidiary issued and outstanding. Except as set forth above and except for the Transactions, as of the date hereof, (x) there are no shares of capital stock of the Company authorized, issued or outstanding; (y) there are no existing options, warrants, calls, pre-emptive rights, subscriptions or other rights, agreements, arrangements, understandings or commitments of any character, relating to the issued or unissued capital stock of the Company or any Company Subsidiary, obligating the Company or any Company Subsidiary to issue, transfer or sell or cause to be issued, transferred or sold any shares of capital stock or Voting Debt of, or other equity interest in, the Company or any Company Subsidiary or securities convertible into or exchangeable for such shares, equity interests or Voting Debt, or obligating the Company or any Company Subsidiary to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment; and (z) there are no outstanding contractual obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any shares of Company Common Stock, or the capital stock of the Company, or any Company Subsidiary or Affiliate of the Company or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in any Company Subsidiary or any other entity or Person.

     (b) There are no voting trusts or other agreements or understandings to which the Company or any Company Subsidiary is a party with respect to the voting of the capital stock of the Company or any Company Subsidiary.

     Section 4.4  Authorization, Validity of Agreement, Company Action.  The
                  ----------------------------------------------------
Company has full corporate power and authority to execute and deliver this Agreement, to perform its obligations under this Agreement and to consummate the Transactions. The execution and delivery of, and the performance by the Company of its obligations under, this Agreement and the consummation by it of the Transactions, have been duly authorized by the Company's board of directors and, except for obtaining the approval of its stockholders as contemplated by Section 4.6, no other corporate action on the part of the Company or its stockholders is necessary to authorize the execution and delivery by the Company of this Agreement or the consummation by it of the Transactions. This Agreement has been duly executed and delivered by the

Company and, assuming due and valid authorization, execution and delivery thereof by each of Parent and Merger Sub, this Agreement is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

     Section 4.5    Board Approvals Regarding Transactions.  The Company's board
                    --------------------------------------
of directors, at a meeting duly called and held, has unanimously, (a) determined that this Agreement is advisable and that the Merger is fair to, and in the best interests of, the Company and the stockholders of the Company, (b) approved the Transactions, (c) approved the Voting Agreements and the transactions contemplated thereby and (d) resolved to recommend that the stockholders of the Company adopt this Agreement and approve the Merger, and none of the aforesaid actions by the Company's board of directors has been amended, rescinded or modified. The action taken by the Company's board of directors constitutes approval of the Merger and the other Transactions by the Company's board of directors under the provisions of Section 203 of the DGCL such that Section 203 of the DGCL does not apply to this Agreement or the other Transactions. No other state takeover, anti-takeover, moratorium, fair price, interested stockholder, business combination or similar statute or rule is applicable to the Merger or the other Transactions.

     Section 4.6    Vote Required.  The affirmative vote of the holders of at
                    -------------
least a majority of the outstanding shares of Company Common Stock is the only vote of the holders of any class or series of the Company's capital stock necessary to approve the Merger or adopt this Agreement (the "Company Stockholder Approval") and no other vote of any class or series of the Company's capital stock is necessary to adopt or approve this Agreement or approve any of the Transactions.

     Section 4.7    Consents and Approvals, No Violations.  Except for the
                    -------------------------------------
filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Exchange Act, the HSR Act, and the filing of the Certificate of Merger, none of the execution or delivery by the Company of, or performance by the Company of its obligations under, this Agreement, the consummation by the Company of the Transactions or compliance by the Company with any of the provisions of this Agreement will (a) conflict with or result in any breach of any provision of the certificate of incorporation, the bylaws or similar organizational documents of the Company or any Company Subsidiary, (b) require any filing with, or permit, authorization, consent or approval of, any Governmental Entity, (c) result in a violation or breach of, or constitute (with or without due notice or the passage of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or loss of any rights) under, any of the terms, conditions or provisions of any Company Agreement or (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company, any Company Subsidiary or any of their properties or assets, excluding from the foregoing clauses (b), (c) and (d) such filings, permits, authorizations, consents, approvals, violations, breaches or defaults which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company.

     Section 4.8    Reports and Financial Statements
                    --------------------------------

     (a) The Company has filed the Company SEC Documents with the SEC. As of their respective dates or, if amended, as of the date of the last such amendment filed prior to the date of this Agreement, the Company SEC Documents, including any financial statements or schedules included therein, (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading (except to the extent corrected by a document subsequently filed with the SEC) and (b) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be. None of the Company Subsidiaries is required to file any forms, reports or other documents with the SEC.

     (b) The Financial Statements complied, as of their respective dates, with applicable accounting requirements and rules and regulations of the SEC. The Financial Statements have been prepared in accordance with GAAP applied on a consistent basis (except as may be indicated in the notes thereto and subject, in the case of interim condensed consolidated financial statements, to normal, recurring and immaterial year-end adjustments and the absence of certain notes) and fairly present in all material respects (i) the consolidated financial position of the Company and the Company Subsidiaries as of the dates thereof and
(ii) the consolidated results of operations, changes in stockholders' equity and cash flows of the Company and the Company Subsidiaries for the periods presented therein.

     Section 4.9    No Undisclosed Liabilities.  Except (a) as disclosed in the
                    --------------------------
Financial Statements and (b) for liabilities and obligations incurred in the ordinary course of business and consistent with past practice since the Balance Sheet Date, neither the Company nor any Company Subsidiary has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that, individually or in the aggregate, have had, or could reasonably be expected to have a Material Adverse Effect on the Company.

     Section 4.10   Absence of Certain Changes.
                    --------------------------

     (a) Since the Balance Sheet Date except as disclosed in the Company SEC Documents filed prior to the date hereof, (i) the Company and each Company Subsidiary has conducted its respective business only in the ordinary and usual course consistent with past practice, (ii) there has not occurred any Material Adverse Effect on the Company, and (iii) the Company has not taken, resolved to take or committed to take any action which would have been prohibited under
Section 6.1 if such section applied to the period between the Balance Sheet Date and the date of this Agreement.

     (b) The Company has not taken or approved any action, including the acceleration of vesting of any Company Options or other rights to acquire shares of capital stock of the Company or any other action that could jeopardize the status of the Merger as a tax-free reorganization.

     Section 4.11  Litigation.  As of the date hereof, there is no material
                   ----------
action, suit or proceeding of any nature pending or to the knowledge of Company threatened in writing against the Company, or any of the Company Subsidiaries, their respective properties or assets or any of their respective officers or directors, in their respective capacities as such. As of the date hereof, there is no material investigation pending or to the knowledge of Company threatened in writing against Company, or any of the Company Subsidiaries, any of their respective properties or assets or any of their respective officers or directors (in their respective capacities as such) by or before any Governmental Entity. The Company does not know of any valid basis for any such action, proceeding or investigation. Neither the Company nor any Company Subsidiary is in default under or in violation of, nor to the Company's knowledge is there any valid basis for any claim of default under, or violation of, any Company Agreement by the Company that could reasonably be expected to have a Material Adverse Effect on the Company. Neither Company nor any Company Subsidiary is subject to any judgment, order or decree which would reasonably be expected to have a Material Adverse Effect on the Company.

     Section 4.12   Employee Benefit Plans.
                    ----------------------

     (a) Section 4.12(a) of the Company Disclosure Letter lists each Company Benefit Plan.

     (b) With respect to each Company Benefit Plan, the Company has made available to Parent a true, complete and correct copy of (i) such Company Benefit Plan (or, if not written, a written summary of its material terms) and the most recent summary plan description and all summaries of material modifications issued since the date of the most recent summary plan description, if any, related to such Company Benefit Plan, (ii) each trust agreement or other funding arrangement, if any, (iii) the most recent annual report ((Form 5500) filed with the IRS), if applicable (and, if the most recent annual report is a Form 5500R, the most recent Form 5500C filed with respect to such Company Benefit Plan), (iv) the most recent actuarial report or financial statement, (v) the most recent determination letter, if any, issued by the IRS and any pending request for a determination letter and (vi) each registration statement, permit application and prospectus. Except as otherwise required by this Agreement, neither the Company nor any Company ERISA Affiliate nor, to the knowledge of the Company or any Company ERISA Affiliate, any other Person or entity, has any express or implied commitment, whether legally enforceable or not, to continue (for any period), modify, change or terminate any Company Benefit Plan, other than with respect to a modification, change or termination required by applicable Law.

     (c) Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company, each Company Benefit Plan has been administered in accordance with its terms and all applicable laws, including ERISA and the Code (including the prohibited transaction rules thereunder). Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company, all contributions required to be made under the terms of any of the Company Benefit Plans have, as of the date of this Agreement, been timely made or, if not yet due, have been properly reflected in the Company's and its Subsidiaries financial accounting records prior to the date of this Agreement. No suit, administrative proceeding, action or other adverse proceeding or claim has been brought or threatened against or with respect to any such Company Benefit Plan (other than routine benefits claims or relating to qualified domestic relations orders (as that term is defined in Section 414(p) of the Code)) and there is no pending audit or inquiry by the IRS or United States Department of Labor with respect to any Company Benefit Plan. No event has occurred and, to the knowledge of Company or any Company ERISA Affiliate, there exists no condition or set of circumstances that could subject the Company or any Company ERISA Affiliate to any material liability (other than for routine benefit liabilities) relating in any way to any Company Benefit Plan.

     (d) Each Company Benefit Plan can be amended, discontinued or terminated at any time (including after the Effective Time) in accordance with its terms, without liability (other than (i) liability for benefits accrued prior to the Effective Time, (ii) liability for ordinary administrative expenses typically incurred in a termination event or (iii) liabilities for which sufficient assets are set aside in a trust or insurance contract to satisfy such liability or which are reflected on the Company's most recent consolidated balance sheet).

     (e) Each Company Benefit Plan and its related trust that is intended to qualify under Section 401(a) and Section 501(a), respectively, of the Code has received a favorable determination letter from the IRS as to such qualified status or has been established under a standardized prototype plan for which an Internal Revenue Service opinion letter has been obtained by the plan sponsor and is valid as to the adopting employer and, in either case, to the knowledge of the Company, nothing material has occurred that could adversely affect such qualified status, or the Company has remaining a period of time under applicable Treasury regulations or IRS pronouncements in which to apply for such a letter and make any amendments necessary to obtain a favorable determination as to the qualified status of each such Company Benefit Plan and its related trust that is intended to qualify under Section 401(a) and Section 501(a) of the Code.

     (f) No Company Benefit Plan is a multi-employer pension plan (as defined in Section 3(37) of ERISA) and no Company ERISA Affiliate has sponsored or contributed to or been required to contribute to any such pension plan.

     (g) With respect to each Benefit Plan that is subject to Title IV of ERISA or the minimum funding rules of ERISA or Section 302 or 412 of the Code, (i) no reportable event (within the meaning of Section 4043 of ERISA, other than an event that is not required to be reported before or within thirty (30) days of such event) has occurred or, to the knowledge of the Company or any Company ERISA Affiliate, is expected to occur, (ii) there was not an accumulated funding deficiency (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, as of the most recently ended plan year of such Benefit Plan; and (iii) there is no "unfunded benefit liability" (within the meaning of Section 4001(a)(18) of ERISA). No material liability under Title IV of ERISA has been incurred by the Company or any Company ERISA Affiliate that has not been satisfied in full, and, to the knowledge of the Company or any Company ERISA Affiliate, no condition exists that presents a material risk to Company or any Company ERISA Affiliate of incurring or being subject (whether primarily, jointly or secondarily) to a material liability thereunder. To the knowledge of the Company or any Company ERISA Affiliate, none of the assets of the Company or any Company ERISA Affiliate is, or may reasonably be expected to become, the subject of any lien arising under ERISA or Section 412(n) of the Code.

     (h) Except as required by Law, no Company Benefit Plan provides any of the following retiree or post-employment benefits to any person: medical, disability or life insurance benefits. To Company's knowledge, the Company and each Company ERISA Affiliate is in compliance in all material respects with (i) the requirements of the applicable health care continuation and notice provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and (ii) the applicable requirements of the Health Insurance Portability and Accountability Act of 1996, as amended.

     (i) The Company has made available to Parent true, complete and correct copies of (i) all employment agreements with officers and all consulting agreements of the Company or any Company Subsidiary providing for annual compensation in excess of $100,000, (ii) all severance plans, agreements, programs and policies of the Company or any Company Subsidiary with or relating to their respective employees, directors or consultants, and (iii) all plans, programs, agreements and other arrangements of the Company or any Company Subsidiary with or relating to their respective employees, directors or consultants which contain "change of control" provisions. To the knowledge of the Company or any Company ERISA Affiliate, no payment or benefit which may be required to be made by the Company or any Company Subsidiary or which otherwise may be required to be made under the terms of any Company Benefit Plan or other arrangement will constitute a parachute payment under Section 280G of the Code. The consummation of the Transactions will not, alone or in conjunction with any other possible event (including termination of employment), (i) entitle any current or former employee or other service provider of the Company or any Company Subsidiary to severance benefits or any other payment, compensation or benefit (including forgiveness of indebtedness), except as expressly provided by this Agreement, or (ii) accelerate the time of payment or vesting, or increase the amount of compensation or benefit due any such employee or service provider, alone or in conjunction with any other possible event (including termination of employment).

     Section 4.13  Tax Matters.
                   -----------

     (a) Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company, the Company and each Company Subsidiary have duly filed all Tax Returns that are required to be filed and have duly paid or caused to be duly paid in full all Taxes reflected on such Tax Returns. All such Tax Returns are correct and complete in all material respects and accurately reflect all liability for Taxes for the periods covered thereby. All material unpaid Taxes owed by the Company and all Company Subsidiaries relating to periods or portions of periods through the Balance Sheet Date (whether or not shown on any Tax Return) are reflected on the Financial Statements. Since the Balance Sheet Date, the Company and the Company Subsidiaries have not incurred any liability for any Taxes other than in the ordinary course of business. Neither the Company nor any Company Subsidiary has received written notice of any claim made by an authority in a jurisdiction where the Company or the Company Subsidiary, as the case may be, does not file Tax Returns, that the Company or the Company Subsidiary is or may be subject to taxation by that jurisdiction.

     (b) The federal income Tax Returns of the Company and each of the Company Subsidiaries have not been examined by the IRS (and the applicable statutes of limitation for the assessment of federal income Taxes for such periods have not expired). Neither the Company nor any Company Subsidiary has waived any statute of limitations in any jurisdiction in respect of Taxes or Tax Returns or agreed to any extension of time with respect to a Tax assessment or deficiency.

     (c) Neither the Company nor any Company Subsidiary has filed any disclosures under Section 6662 or comparable provisions of state, local or foreign law to prevent the imposition of penalties with respect to any Tax reporting position taken on any Tax Return.

     (d) No federal, state, local or foreign audits, examinations or other administrative proceedings are pending or, to the Company's knowledge, threatened with regard to any Taxes or Tax Returns of the Company or of any Company Subsidiary. There is no dispute or claim concerning any Tax liability of the Company or any Company Subsidiary either claimed or raised by any taxing authority in writing.

     (e) Neither the Company nor any Company Subsidiary has filed a consent pursuant to Section 341(f) of the Code (or any predecessor provision) concerning collapsible corporations, or agreed to have Section 341(f)(2) of the Code apply to any disposition of a "subsection (f) asset" (as such term is defined in Section 341(f)(4) of the Code) owned by the Company or any Company Subsidiary.

     (f) Neither the Company nor any Company Subsidiary has been or will be required to include any material adjustment in taxable income for any Tax period (or portion thereof) pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions, events or accounting methods employed prior the Effective Time. Except as set forth in Section 4.13 of the Company Disclosure Letter, neither the Company nor any Company Subsidiary is obligated to make any payment to a Person which is described in Section 162(a) of the Code which would not be deductible by reason of Section 162(m) of the Code or any "excess parachute payment" as such term is defined in Section 280G of the Code.

     (g) The Company has at no time been a "United States real property holding corporation" within the meaning of Section 897(c) of the Code.

     (h) Neither the Company nor any Company Subsidiary is a party to any material tax sharing, tax indemnity or other agreement or arrangement with any entity not included in the Company's consolidated financial statements most recently filed by the Company with the SEC.

     (i) None of the Company or any Company Subsidiary has been a member of any affiliated group within the meaning of Section 1504(a) of the Code, or any similar affiliated or consolidated group for tax purposes under state, local or foreign law (other than a group the common parent of which is the Company), or has any liability for Taxes of any Person (other than the Company and the Company Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise.

     (j) On August 16, 1999, Mediaplex, Inc., a Delaware corporation (the "Delaware Sub"), was formed for the purpose of effecting a reincorporation of Internet Extra Corporation, a California corporation (the "California Parent"), from California into Delaware. At all times prior to the downstream merger of California Parent into Delaware Sub, Delaware Sub was wholly owned by California Parent. Delaware Sub had no assets and engaged in no business operations prior to the downstream merger of California Parent into Delaware Sub. California Parent and Delaware Sub treated and reported the downstream merger as a reorganization within the meaning of Section 368(a)(1)(F) of the Code and have taken no tax reporting position contrary to such treatment.

     Section 4.14  Environmental Laws.  Except as could not, individually or in
                   ------------------
the aggregate, reasonably be expected to have a Material Adverse Effect on the Company, (a) the Company and each Company Subsidiary are in compliance with all Environmental Laws, including, but not limited to, compliance with any permits or other governmental authorizations or the terms and conditions of such permits or authorized actions, (b) neither the Company nor any Company Subsidiary has received any communication or notice, whether from a governmental authority or otherwise, alleging any violation of or noncompliance with any Environmental Laws by the Company or any Company Subsidiary, and (c) there is no pending or, to the Company's knowledge, threatened Environmental Claim against the Company or any Company Subsidiary, or any Person or entity whose liability for any Environmental Claim the Company or any Company Subsidiary has retained or assumed either contractually or by operation of law. All permits and other governmental authorizations currently held or required to be held by the Company and any of the Company Subsidiaries pursuant to any Environmental Laws are identified in the Section 4.14 of the Company Disclosure Letter. The Company has made available to Parent all material assessments, reports, data, results of investigations or audits in the possession of or reasonably available to the Company or any Company Subsidiary regarding environmental matters pertaining to the environmental condition of the business of the Company or any of the Company Subsidiaries, or the compliance (or noncompliance) by the Company or any Company Subsidiary with any Environmental Laws. All facilities or properties presently owned, leased, used or operated by the Company or any Company Subsidiary are identified in Section 4.14 of the Company Disclosure Letter.

     Section 4.15   Intellectual Property.
                    ---------------------

     (a) Section 4.15(a) of the Company Disclosure Letter contains a true and complete list of all of the Company's and the Company Subsidiaries' material Patents, Patent applications, registered Trademarks, Trademark applications, registered trade names, service marks, service mark applications, Internet domain names, Internet domain name applications, registered Copyrights and Copyright registrations and applications and other filings and formal actions made or taken pursuant to Federal, state, local and foreign laws by the Company and/or any Company Subsidiary to protect its interests in the Company Intellectual Property.

     (b) To the knowledge of the Company as of the date hereof, the Company and the Company Subsidiaries have all rights in the Intellectual Property, whether owned or rightfully used by the Company or any Company Subsidiary, necessary to carry out their current and currently contemplated activities, except where the absence of such rights is not reasonably expected to have a Material Adverse Effect on the Company.

     (c) Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company, the reproduction, manufacturing, distribution, licensing, sublicensing, sale or any other exercise of rights by the Company in any Product, work, technology or process as now used or offered or proposed for use, licensing or sale by the Company or any Company Subsidiary does not infringe on any Copyright, Trade Secret, Trademark, Service Mark, trade name, trade dress, firm name, Internet domain name, logo, trade dress or mask work of any Person or, to the knowledge of the Company as of the date hereof, the Patent of any Person. No written claims (i) challenging the validity, effectiveness or ownership by the Company or any Company Subsidiary of any of the Company Intellectual Property, or

(ii) to the effect that the use, distribution, licensing, sublicensing, sale or any other exercise of rights in any Product, work, technology or process as now used or offered or proposed for use, licensing, sublicensing or sale by the Company or any Company Subsidiary infringes or will infringe on any intellectual property or other proprietary right of any Person have been asserted or, to the knowledge of Company or any Company Subsidiary, are threatened by any Person, nor are there, to the Company's or any Company Subsidiary's knowledge, any valid grounds for any bona fide claim of any such kind; provided, that with respect to the third-party software listed in Section 4.15(c) of the Company Disclosure Letter, the foregoing shall apply only to the Company's or the applicable Company Subsidiary's knowledge. All registered, granted or issued Patents, Trademarks, Internet domain names and Copyrights held by the Company and any Company Subsidiary are subsisting. To the Company's or any Company Subsidiary's knowledge, there is no material unauthorized use, infringement or misappropriation of any of the Company Intellectual Property by any third party, employee or former employee.

     (d) There are no royalties, fees, honoraria or other payments currently payable by the Company or any Company Subsidiary to any person or entity by reason of the ownership, development, use, license, sale or disposition by the Company or any Company Subsidiary of any Intellectual Property in connection with the conduct of the business of the Company as presently or proposed to be conducted, other than salaries and sales commissions paid to employees and sales agents in the ordinary course of business.

     (e) Neither the Company nor any Company Subsidiary is in breach of any license, sublicense, agreement or instrument to which the Company or any Company Subsidiary is a party or otherwise bound, nor, to the knowledge of the Company as of the date hereof, will execution or delivery of this Agreement, or performance of the Company's obligations hereunder, cause the diminution, termination or forfeiture of any Company Intellectual Property, or of any of the Company's or Company Subsidiaries' rights in any third Person's Intellectual Property, except as could not, individually or in the aggregate, be reasonably expected to result in a Material Adverse Effect on the Company. Section 4.15(e) of the Company Disclosure Letter sets forth a list of all material Licenses (other than shrink-wrap or other generally available commercial Licenses) by the Company or any of the Company Subsidiaries of the Company Intellectual Property.

     (f) Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company, the Company and each of the Company Subsidiaries have observed all provisions of, and performed all of their obligations under, the Licenses to which it is a party. Neither the Company, nor any Company Subsidiary, has taken any action that could cause, or failed to take any action, (except that the Company or Company Subsidiary has not filed any Trademark registrations, Copyright registrations or Patent applications with respect to the Company Intellectual Property), the failure of which could cause (i) any source code, trade secret or other Company Intellectual Property to be (A) released from an escrow or otherwise made available to any person or entity other than those persons described in Section 4.15(a) of the Company Disclosure Letter or (B) dedicated to the public or otherwise placed in the public domain or, (ii) to the knowledge of the Company, any other material adverse effect on the protection of the Company Intellectual Property under trade secret, copyright, patent or trademark laws.

     Section 4.16  Employment Matters.
                   ------------------

     (a) Except as could not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect on the Company, the Company and each Company Subsidiary are in compliance in all respects with all currently applicable laws and regulations respecting employment, discrimination in employment, terms and conditions of employment, wages, hours and occupational safety and health and employment practices, and is not engaged in any unfair labor practice except as could not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect on the Company. Except as could not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect on the Company, (i) the Company and each Company Subsidiary have withheld all amounts required by Law or by agreement to be withheld from the wages, salaries, and other payments to employees, and (ii) neither Company nor any Company Subsidiary is liable for any arrears of wages or any Taxes or any penalty for failure to comply with any of the foregoing. Except as could not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect on the Company, neither Company nor any Company Subsidiary is liable for any payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for employees (other than routine payments to be made in the normal course of business and consistent with past practice). Except as could not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect on the Company, there are no pending claims against the Company or any Company Subsidiary under any workers compensation plan or policy or for long-term disability. Neither the Company nor any Company Subsidiary is a party to any collective bargaining agreement or other labor union contract, and neither the Company nor any Company Subsidiary knows of any activities or proceedings of any labor union in connection with an attempt to organize any such employees. To the Company's knowledge, no employees of the Company or any Company Subsidiary are in violation of any material term of any employment contract, patent disclosure agreement, non-competition agreement, or any restrictive covenant to a former employer relating to the right of any such employee to be employed by the Company or Company Subsidiary because of the nature of the business conducted or presently proposed to be conducted by the Company or any Company Subsidiary or to the use of trade secrets or proprietary information of others. Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company, no employee of the Company or any Company Subsidiary has given notice to the Company, and the Company is not otherwise aware, that any such employee intends to terminate his or her employment with the Company or any Company Subsidiary. Neither the Company nor any Company Subsidiary is a party to any Severance Agreements.

     (b) All officers, employees and consultants of the Company and each Company Subsidiary have signed proprietary rights and confidentiality agreements in substantially the form set forth on Section 4.16(b) of the Company Disclosure Letter.

     (c) Since the enactment of the WARN Act, neither the Company nor any Company Subsidiary has (unless exempted by such laws) effected (i) a plant closing as defined in the WARN Act affecting any site of employment or facility or one or more operating units within any site of employment or facility of the Company or any Company Subsidiary or (ii) a mass layoff as defined in the WARN Act affecting any site of employment or facility of the Company or any Company Subsidiary. None of the Company nor any of the Company Subsidiaries has been affected by any transaction or is engaged in any layoffs or employment terminations sufficient in number to trigger application of any similar state or local law. None of the employees of the Company or any Company Subsidiary has suffered an employment loss as defined in the WARN Act during the preceding ninety day period immediately preceding the date hereof.

     Section 4.17   Compliance with Laws.  Except as would not, individually or
                    --------------------
in the aggregate, be reasonably expected to have a Material Adverse Effect on the Company, the Company and each of the Company Subsidiaries are in compliance with, and have not violated any law, rule or regulation of any United States federal, state, local, or foreign Governmental Entity which is applicable to the business, properties or assets of the Company and any of the Company Subsidiaries, and no notice, charge, claim, action or assertion has been received by the Company or any Company Subsidiary or has been filed, commenced or, to the knowledge of the Company or any Company Subsidiary, threatened against the Company or any Company Subsidiary alleging any such violation. All licenses, permits and approvals required under such laws, rules and regulations are in full force and effect except where the failure to be in full force and effect would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company.

     Section 4.18   Contracts and Commitments
                    -------------------------

     (a) Neither the Company nor any Company Subsidiary has any agreements, contracts, commitments or restrictions that are material to its business or operations or which require the making of any charitable contribution.

     (b) No purchase contracts or commitments of the Company or any Company Subsidiary continue for a period of more than twelve months.

     (c) There are no outstanding sales contracts, commitments or proposals of the Company or any Company Subsidiary which continue for a period of more than twelve months or will result in any loss to the Company or any Company Subsidiary upon completion or performance thereof, after allowance for direct distribution expenses nor are there any outstanding contracts, bids or sales or service proposals quoting prices which will not result in a normal profit.

     (d) Neither the Company nor any Company Subsidiary has any outstanding contracts with officers, employees, agents, consultants, advisors, salesmen, sales representatives, distributors or dealers that are not cancelable by it on notice of not longer than thirty days and without liability, penalty or premium or any agreement or arrangement providing for the payment of any bonus or commission based on sales or earnings.

     (e) Neither the Company nor any Company Subsidiary has any employment agreement, or any other agreement that contains any severance or termination pay liabilities or obligations.

     (f) Neither the Company nor any Company Subsidiary has any collective bargaining or union contracts or agreements.

     (g) Neither the Company nor any Company Subsidiary is in default under any contract made or obligation owed by it.

     (h) Neither the Company nor any Company Subsidiary is under any liability or obligation with respect to the return of inventory or merchandise in the possession of wholesalers, distributors, retailers or other customers.

     (i) Neither the Company nor any Company Subsidiary has any debt obligation for borrowed money, including guarantees of or agreements to acquire any such debt obligation of others.

     (j) Neither the Company nor any Company Subsidiary has any outstanding loan to any Person other than to the Company or a wholly-owned Subsidiary of the Company.

     (k) Neither the Company nor any Company Subsidiary has any power of attorney outstanding or any obligations or liabilities (whether absolute, accrued, contingent or otherwise), as guarantor, surety, co-signer, endorser, co-maker, indemnitor or otherwise in respect of the obligation of any other Person.

     Section 4.19   Information Supplied. None of the information supplied or to
                    --------------------
be supplied by the Company specifically for inclusion or incorporation by reference in (i) the Registration Statement will, at the time the Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and
(ii) the Joint Proxy Statement/Prospectus will, at the date it is first mailed to the Company's stockholders or at the time of the Company Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

     Section 4.20   Opinion of Financial Advisor.  The Company has received the
                    ----------------------------
opinion of US Bancorp Piper Jaffray (the "Financial Advisor"), dated the date of this Agreement, to the effect that, as of such date, the Exchange Ratio is fair to the holders of shares of Company Common Stock from a financial point of view.

     Section 4.21   Absence of Questionable Payments.  Neither the Company nor
                    --------------------------------
any Company Subsidiary nor any director, officer, agent, employee or other Person acting on behalf of the Company or any Company Subsidiary, has used any corporate or other funds for unlawful contributions, payments, gifts, or entertainment, or made any unlawful expenditures relating to political activity to government officials or others or established or maintained any unlawful or unrecorded funds in violation of Section 30A of the Exchange Act. Neither the Company nor any Company Subsidiary nor any current director, officer, agent, employee or other Person acting on behalf of the Company or any Company Subsidiary, has accepted or received any unlawful contributions, payments, gifts or expenditures. The Company and each Company Subsidiary is in compliance with the provisions of Section 13(b) of the Exchange Act.

     Section 4.22   Insider Interests.  Except as set forth in the Company SEC
                    -----------------
Documents, no officer or director of the Company or any Company Subsidiary has any material interest in any property, real or personal, tangible or intangible, including inventions, patents, trademarks or trade names, used in or pertaining to the business of the Company or any Company Subsidiary.

     Section 4.23   Brokers or Finders.  Except for the Financial Advisor (whose
                    ------------------
fees shall be paid by the Company), neither the Company nor any Company Subsidiaries or their respective Affiliates has an obligation to pay any agent, broker, investment banker, financial advisor or other firm or Person is or will be entitled to any brokers' or finder's fee or any other commission or similar fee in connection with any of the Transactions except for the Financial Advisor. True and correct copies of all agreements between the Company and the Financial Advisor including any fee arrangements are included in Section 4.23 of the Company Disclosure Letter.


                                   ARTICLE 5

                        REPRESENTATIONS AND WARRANTIES
                           OF PARENT AND MERGER SUB

     Parent and Merger Sub represent and warrant to the Company that all of the statements contained in this Article 5 are true and correct:

     Section 5.1    Organization.  Each of Parent and Merger Sub is (a) a
                    ------------
corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, (b) has all requisite corporate power and authority to carry on its business as now being conducted and to own, lease and operate its properties and assets except where the failure to be so organized, existing and in good standing or to have such power, authority, and governmental approvals would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent. Parent has made available to the Company complete and correct copies of the certificate of its incorporation and bylaws, each as presently in effect. Merger Sub has conducted no business and has no operations other than in connection with this Agreement and the Transactions.

     Section 5.2    Capitalization.
                    --------------

     (a) The authorized capital stock of Parent consists of 100,000,000 shares of Parent Common Stock and 20,000,000 shares of Parent Preferred Stock. As of the close of business on June __, 2001, (i) [36,440,000] shares of Parent Common Stock are issued and outstanding and no shares of Parent Preferred Stock are issued and outstanding, (ii) 123,500 shares of Parent Common Stock are issued and held in the treasury of the Company and no shares of Parent Preferred Stock are issued and held in the treasury of the Company, and (iii) 5,000,000 shares of Parent Common Stock are reserved for issuance upon exercise of Parent Options under Parent's 1999 Stock Option Plan, as amended. All the outstanding shares of Parent's and Merger Sub's capital stock are, and all shares of Parent Common Stock which may be issued pursuant to the exercise of outstanding Parent Options will be, when issued in accordance with the respective terms of such Company Option and the shares of Parent Common Stock to be issued pursuant to the Merger will be, duly authorized, validly issued, fully paid and nonassessable.

     (b) Except as Parent has previously disclosed to the Company, there are no voting trusts or other agreements or understandings to which Parent or any of its Subsidiaries is a party with respect to the voting of the capital stock of Parent or any of its Subsidiaries.

     Section 5.3    Authorization, Validity of Agreement, Necessary Action.
                    ------------------------------------------------------
Each Parent and Merger Sub has full corporate power and authority to execute and deliver this Agreement, to perform its obligations under this Agreement and to consummate the Transactions. The execution and delivery of, and the performance by Parent and Merger Sub of their respective obligations under this Agreement and the consummation by each of Parent and Merger Sub of the Transactions, have been duly authorized by the Company's board of directors and, except for obtaining the approval of its stockholders as contemplated by Section 5.6, no other corporate action on the part of Parent or Merger Sub is necessary to authorize the execution and delivery by Parent and Merger Sub of this Agreement or the consummation by it of the Transactions. This Agreement has been duly executed and delivered by Parent and Merger Sub, and, assuming due and valid authorization, execution and delivery by the Company, is a valid and binding obligation of each of Parent and Merger Sub, enforceable against each of them in accordance with its terms.

     Section 5.4    Consents and Approvals, No Violations.  Except for the
                    -------------------------------------
filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Securities Act, the Exchange Act, the HSR Act, state securities or blue sky laws, the NNM and the filing of the Certificate of Merger, none of the execution or delivery by Parent or Merger Sub of, or performance by Parent or Merger Sub of its obligations under, this Agreement, the consummation by Parent or Merger Sub of the Transactions or compliance by Parent or Merger Sub with any of the provisions hereof will (a) conflict with or result in any breach of any provision of the respective certificate of incorporation or bylaws of Parent or Merger Sub; (b) require any filing with, or permit, authorization, consent or approval of, any Governmental Entity; (c) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Parent, or any of its Subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound; or (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Parent, any of its Subsidiaries or any of their properties or assets, excluding from the foregoing clauses (b), (c) and (d) such violations, breaches or defaults which could not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect on Parent.

     Section 5.5    Share Ownership.  Neither Parent nor Merger Sub beneficially
                    ---------------
owns any Shares.

     Section 5.6    Vote Required.  The affirmative vote of the holders of at
                    -------------
least a majority of the outstanding shares of Parent Common Stock is the only vote of the holders of any class or series of Parent's capital stock necessary to approve the Merger or adopt this Agreement (the "Parent Stockholder Approval") and no other vote of any class or series of Parent's capital stock is necessary to adopt or approve this Agreement or approve any of the Transactions.

     Section 5.7    Parent SEC Documents; Parent Financial Statements.  As of
                    -------------------------------------------------
the date hereof, Parent has furnished or made available to the Company true and complete copies of all Parent SEC Documents. As of their respective filing dates, all such Parent SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and none of such Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a document subsequently filed with the SEC. The Parent Financial Statements comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP consistently applied (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and present fairly the consolidated financial position of Parent at the dates thereof and the consolidated results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal audit adjustments). As of the date hereof, there has been no change in Parent accounting policies except as described in the notes to Parent Financial Statements.

     Section 5.8    Absence of Certain Changes.
                    --------------------------

     (a) Since the date of the most recent balance sheet included in the Parent Financial Statements (the "Parent Balance Sheet Date"), (i) Parent has conducted its business only in the ordinary and usual course consistent with past practice and (ii) there has not occurred any Material Adverse Effect on Parent.

     (b) Parent has not taken or approved any action, including the acceleration of vesting of any Parent Options or other rights to acquire shares of capital stock of Parent or any other action that could jeopardize the status of the Merger as a tax-free reorganization.

     Section 5.9    Litigation.  Except as disclosed in the Parent SEC
                    ----------
Documents, as of the date hereof, there is no material action, suit or proceeding of any nature pending or to the knowledge of Parent threatened against its properties or assets or any of its officers or directors, in its respective capacities as such. As of the date hereof, there is no material investigation pending or to the knowledge of Parent threatened against Parent, any of its properties or assets or any of its officers or directors (in their capacities as such) by or before any Governmental Entity. There is no, and Parent does not know or have any reason to know of, any valid basis for any such action, proceeding or investigation. Parent is not in default under or in violation of, nor to Parent's knowledge is there any valid basis for any claim of default under or violation of, any commitment or restriction to which Parent is a party or by which it or its assets are bound. Parent is not subject to any judgment, order or decree which may have an adverse effect on its or the Surviving Corporation's business practices or on its or the Surviving Corporation's ability to acquire any property or conduct its business in any area. There are no controversies pending or, to the knowledge of Parent, threatened, which controversies have resulted, or could reasonably be expected to result, in an action, suit, proceeding, claim, arbitration or investigation before any agency, court or tribunal, foreign or domestic.

     Section 5.10   Disclosure Documents.  None of the information supplied or
                    --------------------
to be supplied by Parent for inclusion in (i) the Joint Proxy Statement/Prospectus, or (ii) the Registration Statement, including the Joint Proxy Statement/Prospectus included therein, will, in the case of the Joint Proxy Statement/Prospectus, at the time of the mailing of the Joint Proxy Statement/Prospectus to stockholders of the Company or Parent, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading or will, in the case of the Registration Statement, at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the Registration Statement and the Joint Proxy Statement/Prospectus will comply as to form in all material respects with the provisions of the Securities Act and the Exchange Act, except that no representation is made by Parent with respect to information supplied by the Company for inclusion therein and no representation is made by Parent with respect to any forward-looking information, budgets or projections which may have been supplied by Parent.

     Section 5.11   No Undisclosed Liabilities.  Except (a) as disclosed in the
                    --------------------------
Parent Financial Statements and (b) for liabilities and obligations incurred in the ordinary course of business and consistent with past practice since the Parent Balance Sheet Date, neither Parent nor any Parent Subsidiary has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that, individually or in the aggregate, have had, or could reasonably be expected to have, a Material Adverse Effect on the Parent.

     Section 5.12   Brokers or Finders.  Except for Wit Soundview Corporation
                    ------------------
(whose fees shall be paid by Parent), neither Parent nor any Parent Subsidiary or their respective Affiliates has an obligation to pay any agent, broker, investment banker, financial advisor or other firm or Person to any brokers' or finders' fee or any other commission or similar fee in connection with any of the Transactions.


                                   ARTICLE 6

                                   COVENANTS

     Section 6.1    Interim Operations of the Company.  The Company covenants
                    ---------------------------------
and agrees that prior to the Effective Time, except (i) as expressly contemplated by this Agreement, (ii) as set forth in Section 6.1 of the Company Disclosure Letter or (iii) as agreed in writing by Parent (which agreement shall not be unreasonably withheld or delayed), after the date hereof:

     (a) the business of the Company and each Company Subsidiary shall be conducted only in the usual, regular and ordinary course and substantially in the same manner as heretofore conducted, and the Company and each Company Subsidiary shall use its commercially reasonable efforts to preserve its business organization intact, keep available the services of its current officers and employees and maintain its existing relations with franchisees, customers, suppliers, creditors, business partners and others having business dealings with it, to the end that the goodwill and ongoing business of each of them shall be unimpaired at the Effective Time;

     (b) neither the Company nor any Company Subsidiary shall: (i) amend its certificate of incorporation or bylaws or similar organizational documents, (ii) issue, sell, transfer, pledge, dispose of or encumber any shares of any class or series of its capital stock or Voting Debt, or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of any class or series of its capital stock or any Voting Debt, other than shares of Company Common Stock reserved for issuance on the date of this Agreement pursuant to the exercise of Company Options and purchase rights under the Company ESPP outstanding on the date of this Agreement, (iii) declare, set aside or pay any dividend or other distribution payable in cash, stock or property with respect to any shares of any class or series of its capital stock, (iv) split, combine or reclassify any shares of any class or series of its stock or (v) redeem, purchase or otherwise acquire directly or indirectly any shares of any class or series of its capital stock, or any instrument or security which consists of or includes a right to acquire such shares other than share revesting arrangements entitling the Company to purchase shares from employees or consultants at their cost;

     (c) neither the Company nor any Company Subsidiary shall (i) incur or modify any indebtedness or other liability, other than in the ordinary course of business consistent with past practice or (ii) modify, amend or terminate any of its material contracts or waive, release or assign any material rights or claims, except in the ordinary course of business consistent with past practice;

     (d) neither the Company nor any Company Subsidiary shall (i) incur or assume any long-term debt, or except in the ordinary course of business, incur or assume any short-term indebtedness in amounts not consistent with past practice; (ii) modify the terms of any indebtedness or other liability, other than modifications of short term debt in the ordinary course of business consistent with past practice; (iii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person in the ordinary course of business consistent with past practice; (iv) make any loans, advances or capital contributions to, or investments in, any other Person (other than to or in wholly owned Company Subsidiaries); or (v) enter into any material commitment or transaction (including any capital expenditure or purchase, sale or lease of assets or real estate);

     (e) neither the Company nor any Company Subsidiary shall transfer, lease, license, sell, mortgage, pledge, dispose of, or encumber any assets other than in the ordinary course of business consistent with past practice; or

     (f) neither the Company nor any Company Subsidiary shall make or offer to make any change in the compensation payable or to become payable to any of its officers, directors, employees, agents or consultants (other than normal recurring increases in wages to employees who are not officers or directors or Affiliates in the ordinary course of business consistent with past practice) or to Persons providing management services, or enter into or amend any employment, severance, consulting, termination or other agreement or employee benefit plan or make any loans to any of its officers, directors, employees, Affiliates, agents or consultants or make any change in its existing borrowing or lending arrangements for or on behalf of any of such Persons pursuant to a Company Benefit Plan or otherwise;

     (g) neither the Company nor any Company Subsidiary shall (i) pay or make any accrual or arrangement for payment of any pension, retirement allowance or other employee benefit pursuant to any existing plan, agreement or arrangement to any officer, director, employee or Affiliate, (ii) pay, offer to pay or agree to pay or make any accrual or arrangement for payment to any officers, directors, employees or Affiliates of the Company or any Company Subsidiary of any amount relating to unused vacation days (except payments and accruals made in the ordinary course of business consistent with past practice), (iii) adopt or pay, grant, issue, accelerate or accrue salary or other payments or benefits pursuant to any pension, profit-sharing, bonus, extra compensation, incentive, deferred compensation, stock purchase, stock option, stock appreciation right, group insurance, severance pay, retirement or other employee benefit plan, agreement or arrangement, or any employment or consulting agreement with or for the benefit of any director, officer, employee, agent or consultant, whether past or present, or amend in any material respect any such existing plan, agreement or arrangement in a manner inconsistent with the foregoing;

     (h) neither the Company nor any Company Subsidiary shall permit any insurance policy naming it as a beneficiary or a loss payable payee to be cancelled or terminated without notice to and the prior consent of Parent, except policies providing coverage for losses not in excess of $50,000;

     (i) neither the Company nor any Company Subsidiary shall enter into any contract or transaction relating to the purchase of assets other than in the ordinary course of business consistent with past practice;

     (j) neither the Company nor any Company Subsidiary shall revalue in any material respect any of its assets, including writing down the value of inventory or writing-off notes or accounts receivable, other than in the ordinary course of business consistent with past practice or as required by a change in GAAP occurring after the date of this Agreement;

     (k) neither the Company nor any Company Subsidiary shall settle or compromise any pending or threatened suit, action or claim that (i) relates to the Transactions contemplated hereby or (ii) the settlement or compromise of which would involve more than $50,000 and does not obligate the Company to take or refrain from taking any action other than the payment of such sum or that would otherwise be material to the Company and the Company Subsidiaries, considering the Company together with the Company Subsidiaries as a whole, or that relates to any matters concerning Company Intellectual Property;

     (l) neither the Company nor any Company Subsidiary shall pay, purchase, discharge or satisfy any of its claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice, of claims, liabilities or obligations reflected or reserved against in, or contemplated by, the Financial Statements;

     (m) neither the Company nor any Company Subsidiary will adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any Company Subsidiary (other than the Merger);

     (n) neither the Company nor any Company Subsidiary will (i) change any of the accounting methods used by it unless required by a change in GAAP occurring after the date of this Agreement or (ii) make any material election relating to Taxes, change any material election relating to Taxes already made, adopt any material accounting method relating to Taxes, change any material accounting method relating to Taxes unless required by a change in GAAP or change in the Code or the regulations under the Code occurring after the date of this Agreement, enter into any closing agreement relating to Taxes, settle any claim or assessment relating to Taxes or consent to any claim or assessment relating to Taxes or any waiver of the statute of limitations for any such claim or assessment;

     (o) neither the Company nor any Company Subsidiary will take, or agree to commit to take, any action that could or would be reasonably expected to result in any of the conditions set forth in Article 8 not being satisfied, or would make any representation or warranty of the Company contained in this Agreement inaccurate in any respect at, or as of any time prior to, the Effective Time, or that would materially impair the ability of the Company, Parent or the Merger Sub to consummate the Merger in accordance with the terms thereof or materially delay such consummation; and

     (p) neither the Company nor any Company Subsidiary shall enter into any agreement, contract, commitment, understanding or arrangement with any officer or director of the Company or any Company Subsidiary with respect to any property, real or personal, tangible or intangible, including inventions, patents, trademarks or trade names, used in or pertaining to the business of the Company or any Company Subsidiary or modify, amend or terminate any such existing agreement, contract, commitment, understanding or arrangement; and

     (q) neither the Company nor any Company Subsidiary will enter into any agreement, contract, commitment, understanding or arrangement to do any of the foregoing, or to authorize, recommend, propose or announce an intention to do any of the foregoing.

     Section 6.2    Access; Confidentiality.
                    -----------------------

     (a) The Company shall (and shall cause each Company Subsidiary to) afford to the officers, employees, accountants, counsel, financing sources and other representatives of Parent, full access during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records and, during such period, the Company shall (and shall cause each Company Subsidiary to) furnish promptly to Parent (a) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws and (b) all other information concerning its business, properties and personnel as Parent may reasonably request. Unless otherwise required by law, Parent will hold any such information in confidence in accordance with the provisions of the Confidentiality Agreement.

     (b) Parent shall afford to the officers, employees, accountants, counsel, financing sources and other representatives of the Company or any Company Subsidiary, full access during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records and, during such period, Parent shall furnish promptly to the Company (a) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws and
(b) all other information concerning its business, properties and personnel as the Company may reasonably request. Unless otherwise required by law, the Company will hold any such information in confidence in accordance with the provisions of the Confidentiality Agreement.

     Section 6.3    Reasonable Efforts.
                    ------------------

     (a) Prior to the Closing, upon the terms and subject to the conditions of this Agreement, Parent, Merger Sub and the Company agree to use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable (subject to any applicable laws) to consummate the Merger and make effective the Merger and the other Transactions as promptly as practicable including, (i) the preparation and filing of all forms, registrations and notices required to be filed to consummate the Merger and the other Transactions and the taking of such actions as are necessary to obtain any requisite approvals, consents, orders, exemptions or waivers by any third party or Governmental Entity, and (ii) the satisfaction of the other parties' conditions to Closing. In addition, no party hereto shall take any action after the date of this Agreement to materially delay the obtaining of, or result in not obtaining, any permission, approval or consent from any Governmental Entity necessary to be obtained prior to Closing. Notwithstanding the foregoing, or any other covenant herein contained, in connection with the receipt of any necessary approvals under the HSR Act, neither the Company nor any of the Company Subsidiaries shall be entitled to divest or hold separate or otherwise take or commit to take any action that limits Parent's or Merger Sub's freedom of action with respect of, or their ability to retain, the Company or any of the Company Subsidiaries or any material portions thereof or any of the businesses, product lines, properties or assets of the Company or any of its Subsidiaries, without Parent's prior written consent (which may be withheld in Parent's sole and absolute discretion).

     (b) Prior to the Closing, each party shall promptly consult with the other parties hereto with respect to, provide any necessary information with respect to, and provide the other parties (or their respective counsel) with copies of, all filings made by such party with any Governmental Entity or any other information supplied by such party to a Governmental Entity in connection with this Agreement, the Merger and the other Transactions. Each party hereto shall promptly inform the other of any communication from any Governmental Entity regarding any of the Transactions. If any party hereto or Affiliate thereof receives a request for additional information or documentary material from any such Governmental Entity with respect to any of the Transactions, then such party shall endeavor in good faith to make, or cause to be made, as soon as reasonably practicable and after consultation with the other parties, an appropriate response in compliance with such request. To the extent that transfers, amendments or modifications of permits (including environmental permits) are required as a result of the execution of this Agreement or consummation of any of the Transactions, the Company shall and shall cause the Company Subsidiaries to use commercially reasonable efforts to effect such transfers, amendments or modifications.

     (c) The Company and Parent shall file as soon as practicable notifications under the HSR Act and respond as promptly as practicable to any inquiries received from the Federal Trade Commission and the Antitrust Division of the Department of Justice for additional information or documentation and respond as promptly as practicable to all inquiries and requests received from any State Attorney General or other Governmental Entity in connection with antitrust matters. Concurrently with the filing of notifications under the HSR Act or as soon thereafter as practicable, the Company and Parent shall each request early termination of the HSR Act waiting period.

     (d) Notwithstanding the foregoing, nothing in this Agreement shall be deemed to require Parent or Merger Sub to commence any litigation against any entity in order to facilitate the consummation of any of the Transactions.

     Section 6.4    No Solicitation of Competing Transaction.
                    ----------------------------------------

     (a) During the period commencing on the date hereof until the earlier to occur of the termination of this Agreement pursuant to its terms and the Effective Time, the Company and its Subsidiaries shall not, nor will they authorize or permit any of their respective officers or directors, or any investment banker, attorney or other advisor or representative retained by any of them to, nor will they authorize any of their respective Affiliates or employees to, directly or indirectly, (i) solicit, initiate, knowingly encourage or induce the making, submission or announcement of any Acquisition Proposal,
(ii) participate in any discussions or negotiations regarding, or furnish to any Person any information with respect to, or take any other action to knowingly facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to, any Acquisition Proposal, (iii) engage in discussions or negotiations with any Person with respect to any Acquisition Proposal (it being understood and agreed that informing any Person as to the existence of these provisions, or requesting additional information regarding the terms and conditions of any Acquisition Proposal from the Person making such Acquisition Proposal, without in each case providing additional information, shall not constitute a discussion or negotiation in violation of this Section 6.4(a)), (iv) subject to the terms of Section 7.1(b) hereof, approve, endorse or recommend any Acquisition Proposal, or (v) enter into any letter of intent or similar document or any contract, agreement or commitment contemplating or otherwise relating to any Acquisition Transaction; provided, however, that prior to the adoption and approval of this Agreement and the approval of the Merger by the requisite vote of the stockholders of the Company, nothing in this Agreement (including the first sentence of this Section 6.4(a)) shall prohibit the Company from furnishing information regarding the Company or any of its Subsidiaries to, or entering into a confidentiality agreement with, or entering into or conducting discussions or negotiations with, any Person or Group in response to a Superior Proposal submitted by such Person or Group (and not withdrawn) if (v) neither the Company nor any representative of the Company and its Subsidiaries shall have violated any of the restrictions set forth above in this Section 6.4,
(w) the board of directors of the Company concludes in good faith, after consultation with its outside legal counsel, that such action is required for the board of directors of the Company to comply with its fiduciary obligations to the Company's stockholders under the DGCL, (x) three business days prior to furnishing any such information to, or entering into discussions or negotiations with, such Person or Group, the Company gives Parent written notice of the identity of such Person or Group and of the Company's intention to furnish information to, or enter into discussions or negotiations with, such Person or Group, (y) the Company receives from such Person or Group an executed confidentiality agreement at least as restrictive as the Confidentiality Agreement, and (z) contemporaneously with furnishing any such information to such Person or Group, the Company furnishes such information to Parent (to the extent such information has not been previously furnished by the Company to Parent). In addition, nothing in this Agreement shall prohibit the Company from complying with Rule 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal. The Company and its Subsidiaries shall immediately cease any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposal. Without limiting the generality of the foregoing, the parties hereto understand and agree that any violation of the restrictions set forth in this Section 6.4(a) by any officer or director of the Company or any of its Subsidiaries or any investment banker, attorney or other advisor or representative of the Company or any of its Subsidiaries shall be deemed to be a breach of this Section 6.4(a) by the Company. In addition to the foregoing, the Company shall (i) provide Parent with at least forty-eight hours prior notice (or such lesser prior notice as provided to the members of the board of directors of the Company, but in no event less than twelve hours unless the Company shall have previously notified Parent of a prior meeting of the board of directors of the Company to consider such Superior Proposal) of any meeting of the board of directors of the Company at which the board of directors of the Company is reasonably expected to consider a Superior Proposal, and (ii) provide Parent with at least three Business Days prior written notice (or such lesser prior notice as provided to the members of the board of directors of the Company) of a meeting of the board of directors of the Company at which the board of directors of the Company is reasonably expected to recommend a Superior Proposal to the stockholders of the Company and together with such notice a copy of the proposed form of agreement, letter of intent or other definitive document containing the terms and conditions of such Superior Proposal.

     (b) In addition to the obligations of the Company set forth in Section 6.4(a), the Company shall advise Parent, as promptly as practicable, and in any event within twenty four hours, orally and in writing, of (i) any request for information which the Company reasonably believes is likely to lead to an Acquisition Proposal or, (ii) any Acquisition Proposal, or (iii) any inquiry with respect to or which the Company reasonably believes could lead to any Acquisition Proposal, the (iv) material terms and conditions of any such request, Acquisition Proposal or inquiry, and (v) the identity of the Person or Group making any such request, Acquisition Proposal or inquiry. The Company shall keep Parent informed in all material respects of the status and details (including material amendments or proposed amendments) of any such request, Acquisition Proposal or inquiry.

     (c) Nothing in this Agreement shall prevent the board of directors of the Company from withholding, withdrawing, amending, modifying or changing its unanimous recommendation in favor of the adoption and approval of this Agreement and approval of the Merger if (i) a Superior Proposal is made to the Company and is not withdrawn, (ii) neither the Company nor any of its representatives shall have violated the terms of Section 6.4 hereof and the Company is not then in material breach of this Agreement, and (iii) the board of directors of the Company reasonably concludes in good faith, after consultation with its outside counsel, that, in light of such Superior Proposal, the withholding, withdrawal, amendment, modification or changing of such recommendation is required in order for the board of directors of the Company to comply with its fiduciary obligations to the Company's stockholders under DGCL with respect to such Superior Proposal; provided, however, that prior to publicly withholding, withdrawing, amending, modifying or changing its recommendation in favor of the adoption and approval of this Agreement and approval of the Merger, the Company shall have given Parent at least three (3) Business Days prior written notice (or such lesser prior notice as provided to the members of the board of directors of the Company) thereof and the opportunity to meet with the Company and its counsel. Nothing contained in this Section 6.4 shall limit the Company's obligation to hold and convene the Company Stockholders' Meeting (regardless of whether the unanimous recommendation of the board of directors of the Company shall have been withheld, withdrawn, amended, modified or changed pursuant hereto).

     Section 6.5    Publicity.  The initial press release with respect to the
                    ---------
execution of this Agreement shall be a joint press release reasonably acceptable to each of Parent and the Company. Thereafter, until the Effective Time, or the date this Agreement is terminated pursuant to Article 9 (whichever occurs first), neither the Company, Parent nor any of their respective Affiliates shall issue or cause the publication of any press release or other announcement with respect to the Merger, this Agreement or the other Transactions without prior consultation with the other party, except as advised by outside counsel is required by law or by any listing agreement with a national securities exchange or trading market, in which case, prior consultation with the other party will be made to the extent reasonably practicable.

     Section 6.6    Notification of Certain Matters.  The Company shall give
                    -------------------------------
prompt notice to Parent, of (a) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which caused or would reasonably be expected to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in such a manner or to such an extent as would cause the condition to the obligation of Parent or Merger Sub set forth in Section 8.2(a) to fail to be satisfied, and (b) any material failure of the Company, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 6.6 shall not limit or otherwise affect the remedies of Parent.

     Section 6.7    Directors' and Officers' Insurance and Indemnification
                    ------------------------------------------------------

     (a) For six years after the Effective Time, Parent and the Surviving Corporation (or any successor to the Surviving Corporation) shall indemnify, defend and hold harmless each Indemnified Party against all losses, claims, damages, liabilities, costs, fees and expenses, including reasonable fees and disbursements of counsel and judgments, fines, losses, claims, liabilities and amounts paid in settlement (provided, that any such settlement is effected with the written consent of Parent or the Surviving Corporation) arising out of actions or omissions occurring at or prior to the Effective Time to the full extent required under applicable Delaware law, the terms of the Company's certificate of incorporation, bylaws or indemnity agreements in the form filed as exhibits to the Company SEC Documents, each as in effect at the date hereof; provided, that in the event any claim or claims are asserted or made within such three-year period, all rights to indemnification in respect of any such claim or claims shall continue until disposition of any and all such claims.

     (b) Parent or the Surviving Corporation shall maintain the Company's existing officers' and directors' liability insurance for a period of not less than six years after the Effective Date;

provided, that Parent may substitute therefor policies of coverage and amounts containing terms no less favorable to such former directors or officers as currently in effect for directors and officers of Parent; provided, further, that in no event shall Parent or the Surviving Corporation be required to pay aggregate premiums for insurance under this Section 6.7(b) in excess of 125% of the aggregate premiums paid by Parent for coverage of its directors and officers in the twelve months prior to the date of this Agreement, on an annualized basis for such purpose; and provided, further, that if Parent or the Surviving Corporation is unable to obtain the amount of insurance required by this Section 6.7(b) for such aggregate premium, Parent or the Surviving Corporation shall obtain as much insurance as can be obtained for an annual premium not in excess of 125% of the aggregate premiums paid by Parent for coverage of its directors and officers in the twelve months prior to the date of this Agreement, on an annualized basis for such purpose.

     (c) The Surviving Corporation shall pay all expenses, including reasonable attorney's fees and costs, that may be incurred by any Indemnified Party in enforcing the indemnity contained in this Section 6.7.

     Section 6.8  State Takeover Laws.  Notwithstanding any other provision in
                  -------------------
this Agreement, in no event shall the approval of the Transactions by the board of directors of the Company under Section 203 be withdrawn, revoked or modified by the board of directors of the Company. If any state takeover statute becomes or is deemed to become applicable to the Agreement, the acquisition of Shares pursuant to the Merger or the other Transactions, the Company or the applicable Company Subsidiary shall take all action necessary to render such statute inapplicable to all of the foregoing.

     Section 6.9    NNM Listing of Additional Shares Application.  Prior to the
                    --------------------------------------------
Effective Time, Parent shall, to the extent required by the rules of the NNM, notify the NNM of the shares of Parent Common Stock to be issued, and the shares of Parent Common Stock required to be reserved for issuance, in connection with the Merger, to the effect that such shares may be traded on the NNM immediately after the Effective Time (subject to compliance with Rule 145 under the Securities Act).

     Section 6.10   Termination of Company Benefit Plan.  Unless Parent agrees
                    -----------------------------------
otherwise in writing, Company shall take all action necessary to terminate, or cause to be terminated, before the Effective Time, any Company Benefit Plan that is a 401(k) plan or other defined contribution retirement plan or employee stock purchase plan.

     Section 6.11   Employee Benefits.  As soon as practicable after the
                    -----------------
Effective Time, Parent shall provide the employees of the Company or any of the Company Subsidiaries who remain employed after the Effective Time (each, a "Transferred Company Employee" and collectively, the "Transferred Company Employees") with the types and levels of employee benefits maintained by Parent for similarly situated employees of Parent. Parent shall treat and cause its applicable benefit plans (including vacation policies) to treat the service of Transferred Company Employees with the Company or any Company Subsidiary prior to the Effective Time as service rendered to Parent or any affiliate of Parent for purposes of eligibility to participate, vesting and for other appropriate benefits (including, without limitation, applicability of minimum waiting periods for participation (but not for benefit accrual)). Transferred Company

Employees shall also be given credit for any deductible or co-payment amounts paid in respect of the plan year in which the Closing Date occurs to the extent that, following the Closing Date, they participate in any plan of Parent or subsidiaries of Parent for which deductibles and co-payments are requested.


                                   ARTICLE 7

                             ADDITIONAL AGREEMENTS

     Section 7.1    Preparation of the Registration Statement and the Joint
                    -------------------------------------------------------
Proxy Statement/Prospectus; Stockholders' Meeting.
-------------------------------------------------

     (a)  Joint Proxy Statement/Prospectus.  As soon as practicable following
          --------------------------------
the date of this Agreement, Parent and the Company shall prepare the proxy statement/prospectus to be delivered to the stockholders of Parent and the Company in connection with the Merger (the "Joint Proxy Statement/Prospectus"), and Parent shall prepare and file with the SEC the Registration Statement, in which the Joint Proxy Statement/Prospectus will be included as a prospectus. Each of Parent and the Company shall use commercially reasonable efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing. Parent and the Company shall, as promptly as practicable after receipt thereof, provide the other party copies of any written comments and advise the other party of any oral comments, with respect to the Joint Proxy Statement/Prospectus or Registration Statement received from the SEC. The parties shall cooperate and provide the other with a reasonable opportunity to review and comment on any amendment or supplement to the Joint Proxy Statement/Prospectus and the Registration Statement prior to filing such documents with the SEC, and will provide each other with a copy of all such filings made with the SEC. Notwithstanding any other provision herein to the contrary, no amendment or supplement (including by incorporation by reference) to the Joint Proxy Statement/Prospectus or the Registration Statement shall be made without the approval of both Parent and the Company, which approval shall not be unreasonably conditioned, withheld or delayed; provided that with respect to documents filed by a party which are incorporated by reference in the Registration Statement or Joint Proxy Statement/Prospectus, this right of approval shall apply only with respect to information relating to the other party or its business, financial condition or results of operations; and provided further that the Company, in connection with a Change in the Company Recommendation, may amend or supplement the Joint Proxy Statement/Prospectus or Registration Statement (including by incorporation by reference) pursuant to a Qualifying Amendment, and in such event, this right of approval shall apply only with respect to information relating to the other party or its business, financial condition or results of operations, and shall be subject to the right of each party to have its board of directors' deliberations and conclusions to be accurately described. Parent will use commercially reasonable efforts to cause the Joint Proxy Statements/Prospectus to be mailed to Parent's stockholders, and the Company will use commercially reasonable efforts to cause the Joint Proxy Statement/Prospectus to be mailed to the Company's stockholders, in each case as promptly as practicable after the Registration Statement is declared effective under the Securities Act. Parent shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified or to file a general consent to service of process) required to be taken under any applicable state securities laws in connection with the Merger and the Company shall furnish all information concerning it and the holders of its capital stock as may be reasonably requested in connection with any such action. Each party will advise each other party, promptly after it receives notice thereof, of the time when the Registration Statement has become effective, the issuance of any stop order, the suspension of the qualification of the Parent Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Joint Proxy Statement/Prospectus or the Registration Statement. If at any time prior to the Effective Time any information relating to Parent or the Company, or any of their respective Affiliates, officers or directors which should be set forth in an amendment or supplement to any of the Registration Statement or the Joint Proxy Statement/Prospectus so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other party hereto and, to the extent required by Law, an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and disseminated to the stockholders of Parent and the Company.

     (b)  Company Stockholders' Meeting.
          -----------------------------

          (i) The Company shall, as promptly as practicable after the Registration Statement is declared effective under the Securities Act, duly give notice of, convene and hold a meeting (the "Company Stockholders' Meeting") of its stockholders entitled to vote thereof in accordance with the DGCL for the purpose of obtaining the Company Stockholder Approval and shall, subject to the provisions of Section 6.4(b), through its board of directors, recommend to its stockholders the adoption of this Agreement.

          (ii) Subject to Section 6.4(c), the Company shall use its best efforts to solicit from its stockholders proxies in favor of the adoption and approval of this Agreement and the approval of the Merger, and shall take all other actions necessary or advisable to secure the vote or consent of its stockholders required by the rules of The Nasdaq Stock Market, Inc. or DGCL to obtain such approvals. The Company may adjourn or postpone the Company Stockholders' Meeting
(i) if and to the extent necessary to ensure that any necessary supplement or amendment to the Joint Proxy Statement/Prospectus is provided to the Company's stockholders in advance of a vote on this Agreement and the Merger, or (ii) if, as of the time for which the Company Stockholders' Meeting is originally scheduled (as set forth in the Joint Proxy Statement/Prospectus), there are insufficient shares of Company Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Company Stockholders' Meeting. The Company shall ensure that the Company Stockholders' Meeting is called, noticed, convened, held and conducted, and that all proxies solicited by the Company in connection with the Company Stockholders' Meeting are solicited, in compliance with the DGCL, and the certificate of incorporation and bylaws of the Company, the rules of The Nasdaq Stock Market, Inc. and all other applicable legal requirements. Notwithstanding anything to the contrary contained in this Agreement, the Company's obligation to call, give notice of, convene and hold the Company Stockholders' Meeting in accordance with this
Section 7.1(b) shall not be limited to or otherwise affected by the commencement, disclosure, announcement or submission to the Company of any Acquisition Proposal or a Change in the Company Recommendation

          (iii) Unless the board of directors of the Company shall have withheld, withdrawn, amended, modified or changed its recommendation of this Agreement and the Merger in compliance with Section 6.4, (A) the board of directors of the Company shall unanimously recommend that the Company's stockholders vote in favor of and adopt and approve this Agreement and approve the Merger at the Company Stockholders' Meeting; (B) the Joint Proxy Statement/Prospectus shall include a statement to the effect that the board of directors of the Company has unanimously recommended that the Company's stockholders vote in favor of and adopt and approve this Agreement and approve the Merger at the Company Stockholders' Meeting; and (C) neither the board of directors of the Company nor any committee thereof shall withhold, withdraw, amend, modify, change or propose or resolve to withhold, withdraw, amend, modify or change, in each case in a manner adverse to Parent, the unanimous recommendation of the board of directors of the Company that the Company's stockholders vote in favor of and adopt and approve this Agreement and approve the Merger. For all purposes of and under this Agreement, the foregoing recommendation of the board of directors of the Company shall be deemed to have been modified in a manner adverse to Parent if such recommendation by the board of directors of the Company or any committee thereof shall no longer be unanimous.

     (c)  Parent Stockholders Meeting.  Parent shall, as promptly as practicable
          ---------------------------
after the Registration Statement is declared effective under the Securities Act, duly give notice of, convene and hold a meeting (the "Parent Stockholders' Meeting") of its stockholders entitled to vote thereof in accordance with the DGCL for the purpose of obtaining the Parent Stockholder Approval and shall, through its board of directors, recommend to its stockholders the adoption of this Agreement.

     Section 7.2  Tax Treatment.  Each of Parent, Company and their respective
                  -------------
Subsidiaries shall use best commercially reasonable efforts to cause the Merger to qualify as a reorganization within the meaning of Section 368(a) of the Code, and to obtain the opinions of counsel referred to in Sections 8.2(e) and 8.3(e). Neither Parent, nor Company, nor their respective Subsidiaries, shall take any action that would cause the Merger to fail to qualify as a reorganization within the meaning of Section 368(a) of the Code.

     Section 7.3    Composition of Board of Directors of Parent.  Each of
                    -------------------------------------------
Parent, the Company Major Stockholders and the Parent Major Stockholders shall enter into a Board Composition Agreement, substantially in the form attached hereto as Exhibit A.


                                   ARTICLE 8

                                  CONDITIONS

     Section 8.1    Conditions to Each Party's Obligation to Effect the Merger.
                    ----------------------------------------------------------
The respective obligation of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any and all of which may be waived in whole or in part by the Company, Parent or Merger Sub, as the case may be, to the extent permitted by applicable law:

     (a)  Stockholder Approval.  This Agreement shall have been adopted by the
          --------------------
requisite vote of the holders of the shares of Company Common Stock and Parent Common Stock in order to consummate the Merger under applicable Law, the certificate of incorporation of the Company and Parent and, in the case of Parent, the rules of the NNM.

     (b)  Statutes; Court Orders.  No statute, rule or regulation shall have
          ----------------------
been enacted or promulgated by any Governmental Entity which prohibits the consummation of the Merger, and there shall be no order or injunction of a court of competent jurisdiction in effect precluding the consummation of the Merger.

     (c)  HSR Approval.  The applicable waiting period under the HSR Act shall
          ------------
have expired or been terminated.

     (d)  Registration Statement.  The Registration Statement shall have become
          ----------------------
effective under the Securities Act and no stop order or proceedings seeking a stop order shall be threatened in writing by the SEC or shall have been initiated by the SEC.

     (e)  Nasdaq Listings.  The shares of Parent Common Stock issuable to the
          ---------------
stockholders of Company as contemplated by Article 3 shall have been approved for listing on the NNM, subject to official notice of issuance.

     Section 8.2    Conditions to Parent's and Merger Sub's Obligations to
                    ------------------------------------------------------
Effect the Merger.  The obligations of Parent and Merger Sub to consummate the
-----------------
Merger shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions, any and all of which may be waived in whole or in part by Parent and Merger Sub, to the extent permitted by applicable law.

     (a)  Representations and Warranties.  Disregarding all "Material Adverse
          ------------------------------
Effect" qualifications and other qualifications based on the word "material" or similar phrases contained therein, the representations and warranties of the Company set forth in Article 4 shall be true and correct as if made on and as of the Effective Time (other than representations and warranties that speak only as of a specified date; which shall be true and correct as of such specified date), except as does not constitute, individually or in the aggregate, a Material Adverse Effect on the Company.

     (b)  Covenants.  The Company shall have complied in all material respects
          ---------
with its obligations under this Agreement.

     (c)  No Material Adverse Change.  At any time after the date of this
          --------------------------
Agreement there shall not have occurred any Material Adverse Effect on the Company.

     (d)  Officer's Certificate.  Parent shall have received an officer's
          ---------------------
certificate duly executed by each of the Chief Executive Officer and Chief Financial Officer of Company to the effect that the conditions set forth in Sections 8.2(a), (b) and (c) have been satisfied.

     (e)  Tax Opinion.  Parent shall have received an opinion of Brobeck,
          -----------
Phleger & Harrison LLP, in form and substance reasonably satisfactory to Parent, dated as of the date during which the Effective Time occurs, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, for United States federal income tax purposes, the Merger will constitute a "reorganization" within the meaning of
Section 368(a) of the Code. In rendering such opinion, Brobeck, Phleger & Harrison, LLP will receive and may rely upon representations contained in certificates of Company, Parent and Merger Sub, and the parties agree to provide Brobeck, Phleger & Harrison, LLP with such certificates as Brobeck, Phleger & Harrison, LLP may reasonably request in connection with rendering its opinion.

     Section 8.3  Conditions to Company's Obligations to Effect the Merger.  The
                  --------------------------------------------------------
obligations of Company to consummate the Merger shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions, any and all of which may be waived in whole or in part by Company, to the extent permitted by applicable law.

     (a)  Representations and Warranties.  Disregarding all "Material Adverse
          ------------------------------
Effect" qualifications and other qualifications based on the word "material" or similar phrases contained therein, the representations and warranties of Parent and Merger Sub set forth in Article 5 shall be true and correct as if made on and as of the Effective Time (other than representations and warranties that speak only as of a specified date; which shall be true and correct as of such specified date), except as does not constitute, individually or in the aggregate, a Material Adverse Effect on Parent.

     (b)  Covenants.  Each of Parent and Merger Sub shall have complied in all
          ---------
material respects with its obligations under this Agreement.

     (c)  No Material Adverse Change.  At any time after the date of this
          --------------------------
Agreement there shall not have occurred any Material Adverse Effect on Parent.

     (d)  Officer's Certificate.  Company shall have received an officer's
          ---------------------
certificate duly executed by the Chief Financial Officer of Parent to the effect that the conditions set forth in Sections 8.3(a), (b), and (c) have been satisfied.

     (e)  Tax Opinion.  Company shall have received an opinion of Wilson Sonsini
          -----------
Goodrich & Rosati, Professional Corporation, in form and substance reasonably satisfactory to Company, dated as of the Effective Time, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, for United States federal income tax purposes, the Merger will constitute a "reorganization" within the meaning of Section 368(a) of the Code. In rendering such opinion, Wilson Sonsini Goodrich & Rosati Professional Corporation, will receive and may rely upon representations contained in certificates of Company, Parent, Merger Sub and others, and the parties agree to provide Wilson Sonsini Goodrich & Rosati Professional Corporation, with such certificates as Company counsel may reasonably request in connection with rendering its opinion.


                                   ARTICLE 9

                                  TERMINATION

     Section 9.1  Termination. This Agreement may be terminated or abandoned at
                  -----------
any time prior to the Effective Time, whether before or after stockholder approval thereof:

     (a)  By the mutual written consent of Parent and the Company:

     (b)  By either of the Company or Parent,

          (i) if any Governmental Entity shall have issued an order, decree or ruling or taken any other action (which order, decree, ruling or other action the parties hereto shall use commercially reasonable efforts to lift), which permanently restrains, enjoins or otherwise prohibits the Merger and such order, decree, ruling or other action shall have become final and non-appealable;

          (ii) if the Merger shall not have been consummated by November 30, 2001; provided, however, that the right to terminate this Agreement pursuant to this Section 9.1(b)(ii) shall not be available to any party whose failure to perform any of its obligations under this Agreement results in the failure of the Merger to be consummated by such time;

          (iii) if at a Parent Stockholders' Meeting convened and held pursuant to this Agreement, the Parent Stockholder Approval shall not have been obtained; or

          (iv) if at a Company Stockholders' Meeting convened and held pursuant to this Agreement, the Company Stockholder Approval shall not have been obtained.

     (c)  By the Company:

          (i) if Parent or Merger Sub shall have breached any of their respective representations, warranties, covenants or other agreements contained in this Agreement such that the conditions to the obligations of the Company to consummate the Merger set forth in Section 8.3(a) would fail to be satisfied as of the time of such breach, which breach cannot be or has not been cured within thirty days after the giving of written notice by the Company to Parent or Merger Sub, as applicable; or

          (ii)  if after (A) complying with the provisions of Section 6.4(b) and
(B) paying the Termination Fee to Parent, the Company pursues a Superior Proposal or Acquisition Proposal.

     (d)  By Parent (on behalf of itself and Merger Sub):

          (i) if, prior to the Effective Time, the Company's board of directors shall have, whether or not permitted by this Agreement, made a Change in the Company Recommendation; or

          (ii) if prior to the Effective Time, the Company shall have breached any representation, warranty, covenant or other agreement of the Company contained in this Agreement such that the conditions to the obligations of Parent and Merger Sub to consummate the Merger set forth in Section 8.2(a) would fail to be satisfied as of the time of such breach, which breach cannot be or has not been cured within thirty days after the giving of written notice by Parent to the Company.

     Section 9.2  Effect of Termination.  In the event of the termination of
                  ---------------------
this Agreement, there shall be no liability on the part of any party to this Agreement except (a) for fraud or for willful material breach of this Agreement prior to such termination or abandonment of the Transactions and (b) for Sections 6.4, 9.1 and 9.2 and Article 10.

     Section 9.3    Method of Termination.  This Agreement may be terminated
                    ---------------------
only upon receipt of notice from the party desiring to terminate this Agreement that (a) states that it is terminating this Agreement, (b) specifies the section or sections of this Agreement pursuant to which such termination is being effected and (c) recites that such termination has been approved by proper action of the board of directors of such party to this Agreement.


                                  ARTICLE 10

                                 MISCELLANEOUS

     Section 10.1   Fees and Expenses
                    -----------------

     (a) Except as specifically provided to the contrary in this Agreement, including Section 10.1(b), all costs and expenses incurred in connection with this Agreement and the consummation of the Transactions shall be paid by the party incurring such expenses.

     (b)  If

          (i) after complying with Section 9.1(c)(ii), the Company shall enter into an agreement which accepts or implements such Superior Proposal; or

          (ii) Parent shall terminate this Agreement pursuant to Section 9.1(d)(i);

then the Company shall pay to Parent an amount equal to the Termination Fee plus Parent Expenses. The Termination Fee and Parent's good faith estimate of the Parent Expenses shall be paid by wire transfer of immediately available funds concurrently with the execution of an agreement referred to in Section 10.1(b)(i) or within one Business Day of receipt of notice of any termination referred to in Section 10.1(b)(ii), whichever shall first occur.

     (c) If this Agreement is terminated pursuant to Section 9.1(b)(iii), then within one Business Day of such termination, Parent shall pay to the Company the Company Expenses. The Company's good faith estimate of the Company Expenses shall be made by wire transfer of immediately available funds.

     (d) If (i) this Agreement is terminated pursuant to Section 9.1(b)(iv), then within one Business Day of such termination, the Company shall pay to Parent the Parent Expenses and (ii) prior to such termination there shall have existed an Acquisition Proposal and if within nine months of such termination, the Company accepts such Acquisition Proposal, the Company shall, concurrently with accepting such Acquisition Proposal, pay to Parent the Termination Fee. The Termination Fee and Parent's good faith estimate of the Parent Expenses shall be made by wire transfer of immediately available funds.

     Section 10.2  Amendment and Modification.  Subject to applicable law, this
                   --------------------------
Agreement may be amended, modified and supplemented in any and all respects, whether before or after any vote of the stockholders of the Company, by written agreement of the parties, by action taken by their respective boards of directors at any time prior to the Closing Date with respect to any of the terms contained in this Agreement; provided, however, that after the approval of this Agreement by the stockholders of the Company, no such amendment, modification or supplement shall reduce the amount or change the form of the consideration payable pursuant to Article 3.

     Section 10.3   Non-survival of Representations and Warranties.  None of the
                    ----------------------------------------------
representations and warranties in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement shall survive the Effective Time. The preceding sentence shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

     Section 10.4   Notices.  All notices and other communications hereunder
                    -------
shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by an internationally recognized overnight courier service, such as Federal Express, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

     (a)  if to Parent or Merger Sub, to:

                    ValueClick, Inc.
                    4360 Park Terrace Drive, Suite 100
                    Westlake Village, California 91361
                    Attention: President and Chief Executive Officer Telecopy No.: (818) 575-4508

                    with a copy (which shall not constitute notice) to:

                    Brobeck, Phleger & Harrison LLP
                    550 South Hope Street
                    Los Angeles, California  90017
                    Attention:  Kenneth R. Bender
                    Telecopy No.:  (213) 239-1324

                                      and

                    if to the Company, to:

                    Mediaplex, Inc.
                    177 Steuart Street, Suite 200
                    San Francisco, California 94105
                    Attention:  Scott Barlow, General Counsel
                    Telecopy No.: (415) 808-1999
                    with a copy (which shall not constitute notice) to:

                    Wilson Sonsini Goodrich & Rosati
                    Professional Corporation
                    650 Page Mill Road
                    Palo Alto, California 94304
                    Attention:  Aaron J. Alter
                    Telecopy No.: (650) 493-6811


     Section 10.5  Counterparts.  This Agreement may be executed in one or more
                   ------------
counterparts (whether delivered by facsimile or otherwise), each of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties.

     Section 10.6   Entire Agreement; No Third Party Beneficiaries.  This
                    ----------------------------------------------
Agreement, the Voting Agreements, and the Confidentiality Agreement (including the documents and the instruments referred to herein and therein): (a) constitute the entire agreement and supersede all prior agreements, negotiations, arrangements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof, and (b) except as provided in Article 2 and Section 6.7 are not intended to confer upon any Person other than the parties hereto and thereto any rights or remedies hereunder.

     Section 10.7   Severability.  Any term or provision of this Agreement that
                    ------------
is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the invalid, void or unenforceable term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction or other authority declares that any term or provision hereof is invalid, void or unenforceable, the parties agree that the court making such determination shall have the power to and shall, subject to the discretion of such court, reduce the scope, duration, area or applicability of the term or provision, to delete specific words or phrases, or to replace any invalid, void or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

     Section 10.8   Governing Law.  This Agreement and the Merger shall be
                    -------------
governed by and construed in accordance with the laws of the State of Delaware.

     Section 10.9   Enforcement.  The parties agree that irreparable damage
                    -----------
would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement. EACH PARTY UNCONDITIONALLY AND IRREVOCABLY WAIVES AND AGREES NOT TO ASSERT ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE TRANSACTIONS.

     Section 10.10  Extension, Waiver.  At any time prior to the Effective Time,
                    -----------------
the parties to this Agreement may (a) extend the time for the performance of any of the obligations or other acts of the other parties to this Agreement, (b) waive any inaccuracies in the representations and warranties of the other parties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to Section 10.2, waive compliance by the other parties with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

     Section 10.11  Assignment.  Neither this Agreement not any of the rights,
                    ----------
interests or obligations hereunder shall be assigned by any of the parties to this Agreement (whether by operation of law or otherwise) without the prior written content of the other parties to this Agreement. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

     IN WITNESS WHEREOF, each of Parent, Merger Sub and the Company have caused this Agreement to be signed by their respective duly authorized officers as of the date first written above.

                                          VALUECLICK, INC.

                                          By /s/ James R. Zarley
                                            ----------------------------------
                                            Name:  James R. Zarley
                                            Title: Chief Executive Officer


                                          MARS ACQUISITION CORP.

                                          By
                                            ----------------------------------
                                            Name:
                                            Title:


                                          MEDIAPLEX, INC.

                                          By /s/ Tom Vadnais
                                            ----------------------------------
                                            Name:  Tom Vadnais
                                            Title: Chief Executive Officer

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                                    ANNEX 1
                                    -------

                          COMPANY MAJOR STOCKHOLDERS







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

                                    ANNEX 2
                                    -------

                           PARENT MAJOR STOCKHOLDERS









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                                 SCHEDULE 2.5
                                 ------------

                OFFICERS AND DIRECTORS OF SURVIVING CORPORATION



Officers:
--------

President and Chief Executive Officer:  Tom A. Vadnais
Chief Financial Officer and Secretary:  Samuel J. Paisley

Directors:
---------

James R. Zarley  (Chairman of the Board)
Kurt A. Johnson
Samuel J. Paisley
Tom A. Vadnais





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                                 SCHEDULE 3.8
                                 ------------

                                COMPANY OPTIONS








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